UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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CSS INDUSTRIES, INC.
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CSS INDUSTRIES, INC.
450 Plymouth Road, Suite 300
Plymouth Meeting, Pennsylvania 19462
_________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
The 2017 Annual Meeting of Stockholders of CSS Industries, Inc. (“CSS”) will be held at the Sheraton Valley Forge Hotel, 480 North Gulph Road, King of Prussia, Pennsylvania 19406, on Tuesday, August 1, 2017, at 9:30 a.m. local time.
At our Annual Meeting, we will ask you to:

1.	Elect a board of seven directors;

2.	Approve our Management Incentive Program, as amended;

3.	Ratify the selection of KPMG LLP as the independent registered public accounting firm for CSS and its subsidiaries for the fiscal year ending March 31, 2018;

4.	Approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2017;

5.	Vote, on an advisory basis, on the frequency (i.e., once every 1 year, 2 years, or 3 years) of holding future advisory votes to approve the compensation paid to our named executive officers; and

6.	Transact any other business that may properly be presented at the Annual Meeting.
If you were a stockholder of record at the close of business on June 5, 2017, you may vote at the Annual Meeting.
By order of the board of directors,
MICHAEL A. SANTIVASCI
Corporate Secretary
Plymouth Meeting, Pennsylvania
June 23, 2017

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by submitting your proxy over the Internet, by telephone or by mail.

CSS INDUSTRIES, INC.
_________________________________________
PROXY STATEMENT
2017 Annual Meeting of Stockholders

CSS INDUSTRIES, INC.
450 Plymouth Road, Suite 300
Plymouth Meeting, Pennsylvania 19462
 _________________________________________
PROXY STATEMENT
2017 Annual Meeting of Stockholders
 _________________________________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
WHY DID I RECEIVE THIS PROXY STATEMENT?
You received this proxy statement because the board of directors (the “Board”) of CSS Industries, Inc. (“CSS”, “we”, “us”, “our”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Meeting”) to be held at the Sheraton Valley Forge Hotel, 480 North Gulph Road, King of Prussia, Pennsylvania 19406 on Tuesday, August 1, 2017 at 9:30 a.m. local time. This proxy statement provides information regarding the matters to be presented at the Meeting. You may vote on these matters by proxy or in person. You may vote by proxy by submitting your proxy in one of three ways: (i) over the Internet by following the instructions on the enclosed proxy card, (ii) by telephone by following the instructions on the enclosed proxy card, or (iii) by mail by completing, signing and returning the enclosed proxy card. You may vote in person by attending the Meeting and casting your vote. Beginning on or about June 23, 2017, we are sending this Proxy Statement and the accompanying proxy card to stockholders of record at the close of business on June 5, 2017.
WHO CAN VOTE?
Stockholders of record at the close of business on June 5, 2017 may vote at the Meeting. On the record date, 9,094,397 shares of CSS common stock, par value $0.10 per share, were outstanding. Each share of common stock is entitled to one vote on any matter that is properly presented at the Meeting.
HOW DO I VOTE MY SHARES?
In addition to voting in person at the Meeting, you may vote by mail, Internet or telephone.
Vote by Internet. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Follow the instructions on the proxy card you receive with this proxy statement. You will be prompted to enter your Control Number, located on your proxy card, and then follow the directions to vote your shares.
Vote by Telephone. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Follow the instructions on the proxy card you receive with this proxy statement. You will be prompted to enter your Control Number, located on your proxy card, and then follow the directions given.
If you vote by Internet or telephone, you do not need to return your proxy card.
Voting by Mail. To vote by mail, please sign, date and return to CSS as soon as possible the enclosed proxy card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet or by telephone as described above, you need not also mail a proxy to CSS.
Voting at the Meeting. You may vote by ballot in person at the Meeting. If you want to vote by ballot, and you hold your shares in street name (that is, through a bank or broker), you must obtain a legal proxy from that organization and bring it to the Meeting. Even if you plan to attend the Meeting, you are encouraged to submit a proxy card or vote by Internet or telephone to ensure that your vote is received and counted. If you vote in person at the Meeting, you will revoke any prior proxy you may have submitted.

Instructions for “Street Name” Stockholders. If you own your CSS common stock in the name of a brokerage firm, bank, bank nominee or other nominee holder, you are considered the beneficial owner of shares held in “street name” and only such entity can vote your CSS common stock and only upon receipt of your voting instructions. Thus, in order for your CSS common stock to be voted at the Meeting, provide such entity with your voting instructions for your CSS common stock by following the instructions on the voting instruction form provided by your brokerage firm, bank, bank nominee or other nominee holder. If your brokerage firm, bank, bank nominee or other nominee holder permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
Our Board unanimously recommends that you vote as follows:
1.“FOR” each of the following seven nominees for election to the Board to each serve until our next annual meeting and until their respective successors shall have been duly elected and qualified:
Scott A. Beaumont
Robert E. Chappell
Elam M. Hitchner, III
Rebecca C. Matthias
Harry J. Mullany, III
Christopher J. Munyan
William Rulon-Miller
2.“FOR” approval of our Management Incentive Program, as amended;
3.“FOR” ratification of the selection of KPMG LLP as the independent registered public accounting firm for CSS and its subsidiaries for the fiscal year ending March 31, 2018;
4.“FOR” approval, on an advisory basis, of the compensation paid to CSS’s named executive officers for the fiscal year ended March 31, 2017; and
5.In favor of holding future advisory votes on the compensation paid to our named executive officers once every “1 YEAR.”
HOW WILL THE VOTES BE COUNTED?
In order to have an effective vote on any matter at the Meeting, there must be a quorum. A quorum exists when the holders of a majority of the shares entitled to vote are present in person or represented by proxy. Based on the number of shares of CSS common stock outstanding on the record date, the holders of 4,547,199 shares of CSS common stock are required to be present in person or represented by proxy in order to have a quorum at the Meeting. Each share of CSS common stock entitles the holder thereof to one vote on the election of each of the nominees for director and one vote on each other matter that may properly come before the Meeting.
Directors will be elected by a majority of the votes of the shares present at the Meeting (either in person or represented by proxy) and cast with respect to that director at the Meeting. The affirmative vote of the holders of a majority of the shares present at the Meeting (either in person or represented by proxy) and cast on the proposal will be required to approve our Management Incentive Program, as amended (the “MIP”). With respect to the advisory vote on the frequency of holding future advisory stockholder votes to approve the compensation paid to our named executive officers, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. The affirmative vote of the holders of a majority of the shares present at the Meeting (either in person or represented by proxy) and entitled to vote will be required: to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending March 31, 2018; to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2017; and to approve any other matter to be voted on at the Meeting.

An abstention and a “broker non-vote” will count as present at the Meeting for purposes of determining a quorum, but will not count as a vote cast with respect to any matter for which abstain is specified or a broker non-vote applies. Therefore, abstentions and broker non-votes will have no effect on the outcome of matters determined by a majority of the votes cast, and they will have the same effect as an “against” vote for matters determined by a majority of the shares present at the Meeting. A broker non-vote occurs when a nominee (such as a broker) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
WHAT IF OTHER MATTERS ARE VOTED ON AT THE MEETING?
With respect to any other matter that properly comes before the Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of CSS. For example, if you do not give instructions on your proxy card or by Internet or telephone, and a nominee for Director listed on the proxy card withdraws before the election (which is not now anticipated), your shares will be voted by the proxy holders for any substitute nominee as may be nominated by the Board of Directors. The proxy holders are Scott A. Beaumont, Robert E. Chappell and Rebecca C. Matthias.
On the date we filed this proxy statement with the Securities and Exchange Commission, the Board did not know of any other matters to be brought before the Meeting other than those described in this proxy statement.
HOW WILL MY SHARES BE VOTED IF I MARK “ABSTAIN” ON ANY PROPOSAL ON MY PROXY CARD?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Meeting for the proposals so marked.
HOW DO I REVOKE MY PROXY?
You may revoke your proxy at any time before the vote is taken at the Meeting. You may revoke your proxy by submitting a proxy bearing a date later than the date of the proxy that you wish to revoke. You may submit your later-dated proxy over the Internet, by telephone or by mail, in each case by following the instructions on the enclosed proxy card. Your shares will be voted as instructed by you in your latest-dated proxy that is timely submitted. You also may revoke your proxy by submitting a written notice of revocation to the Secretary of CSS at our mailing address shown on the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. You also may revoke your proxy by attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself constitute revocation of a proxy if you do not submit a written revocation, submit a later-dated proxy or vote in person.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM?
If you hold your shares in more than one account, you will receive a proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your Control Numbers. Remember, you may vote by telephone, Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.
WHO WILL SOLICIT PROXIES ON BEHALF OF THE BOARD?
Proxies may be solicited on behalf of the Board, without additional compensation, by CSS’s directors, officers and regular employees. Additionally, we may engage a proxy solicitor to solicit proxies from stockholders in connection with the Meeting.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors, officers or other regular employees (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.
WHO WILL PAY THE COSTS OF THIS PROXY SOLICITATION?
The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by CSS. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward this solicitation material, together with our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.
Directors, officers and regular employees of CSS who solicit proxies in connection with the Meeting will not receive payment specifically for such services. If we engage a proxy solicitor to solicit proxies from stockholders in connection with the Meeting, we may agree to pay a fee for such services and to reimburse the solicitor for all reasonable disbursements. Any such fee is estimated to be approximately $10,000.
HOW CAN I OBTAIN ADDITIONAL COPIES OF THESE MATERIALS OR COPIES OF OTHER DOCUMENTS?
Complete copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 are also available on the Internet at http://www.viewproxy.com/CSSIndustries/2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2017:

The Notice of the CSS Industries, Inc. Annual Meeting of Stockholders to be held on August 1, 2017, the Proxy Statement for the Meeting and the CSS Industries, Inc. Annual Report for the fiscal year ended March 31, 2017 are available on the Internet at http://www.viewproxy.com/CSSIndustries/2017.

OUR BOARD OF DIRECTORS
The business and affairs of CSS is managed under the direction of our Board. We recently expanded the depth, breadth and range of experience represented on our Board by increasing the size of the Board from six directors to seven and electing Harry J. Mullany, III as our newest Board member. We have nominated each of our current directors for election to the Board at the Meeting.
Below, we provide biographical information about each of our Board members, including, in the “qualifications” section below each director’s name, information about each director’s specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve on our Board. We have also provided a chart that summarizes this information for the full Board. Ages are stated as of the date of the Meeting.
Scott A. Beaumont, age 64, served as Chief Executive Officer, Lilly Pulitzer Group of Oxford Industries, Inc., an international apparel design, sourcing and marketing company, from December 2010 to March 2016. From 1993 to December 2010, he was Chairman and Chief Executive Officer of Sugartown Worldwide, Inc. (“Sugartown”), a designer, marketer and distributor of apparel, accessories and home fashions under the Lilly Pulitzer® trademark. In December 2010, Oxford Industries, Inc. acquired Sugartown, of which Mr. Beaumont was a co-founder. Mr. Beaumont has served as one of our directors since 2005.
Qualifications: In addition to his extensive consumer products industry knowledge in the areas of product design, brand development, marketing, sales, distribution and international sourcing, Mr. Beaumont has proven leadership skills in formulating corporate strategy, building high performance teams, and cultivating organic growth.  During Mr. Beaumont's time as co-founder and Chief Executive Officer of Lilly Pulitzer®, the company grew profitably from start up to over $200 million in net sales, all through organic growth. He also has significant e-commerce experience, having overseen the development and implementation of a successful e-commerce platform for Lilly Pulitzer®, and advanced knowledge of accounting and finance, qualifying as an audit committee financial expert.
Robert E. Chappell, age 72, served as Chairman of The Penn Mutual Life Insurance Company (“Penn Mutual”), a mutual life insurance company providing life insurance and annuity products, from 1996 until 2013, and he currently serves on Penn Mutual’s Board of Trustees. He served as Penn Mutual’s Chief Executive Officer from April 1995 until February 2011 and as its President from January 2008 to March 2010. Prior to joining Penn Mutual, Mr. Chappell served as Chairman of Provident National Bank, a commercial bank, and executive vice president of its parent company, PNC Bank Corp. He previously served as a director of the Federal Reserve Bank of Philadelphia. Mr. Chappell currently serves on the board of directors of Quaker Chemical Corporation, a producer and marketer of formulated chemical specialty products and provider of chemical management services. He has served as one of our directors since September 2012.
Qualifications: From his distinguished career in executive leadership roles in the insurance, financial services and commercial banking industries and his extensive experience serving on boards of public and private companies, including his service as Chair of the Governance Committee of Quaker Chemical Corporation, Mr. Chappell brings to our Board highly advanced knowledge, experience and skills in corporate governance, accounting and finance, financial reporting, risk assessment, organizational development, global organizations, strategic planning and corporate development.
Elam M. Hitchner, III, age 70, is a retired former partner of the law firm Pepper Hamilton LLP (“Pepper Hamilton”). He was a partner of Pepper Hamilton from May 1992 to June 1999, and returned to the firm in January 2001 as a partner and subsequently as “of counsel” through 2004. From 2005 until December 2015, he provided consulting services to Pepper Hamilton, which provides legal services to CSS. Mr. Hitchner is no longer associated with Pepper Hamilton. When he was associated with Pepper Hamilton, Mr. Hitchner did not participate in the firm’s provision of legal services to CSS. (See Board Independence for further information.) From July 1999 through December 2000, Mr. Hitchner was a general partner of venture capital firms Meridian Venture Partners and Meridian Venture Partners II. From 1994 to 2011, Mr. Hitchner served as a director of Destination Maternity Corporation (“Destination Maternity”), a designer and retailer of maternity apparel, and from 2004 to 2012, he was a director of eResearch Technology, Inc. (“eResearch Technology”), a provider of services and customizable medical devices to biopharmaceutical and healthcare organizations. In addition to previously serving on the Audit and Nominating and Governance Committees of Destination Maternity (where he chaired both committees) and eResearch Technology, he previously served as non-executive Chairman of the Board of Destination Maternity and as Lead Independent Director of eResearch Technology, in addition to serving on its Compensation Committee. Mr. Hitchner has been a member of our Board since May 2013.
Qualifications: From his extensive experience with Pepper Hamilton as a corporate transactional lawyer with an emphasis on mergers and acquisitions, including public companies, private equity and venture capital, Mr. Hitchner possesses expertise in complex business transactions, including mergers and acquisitions and financings. His contributions to our Board are broadened by his prior experience as a general partner of two venture capital firms. In addition to bringing valuable perspective and insight from his prior service as a director on other public company boards, Mr. Hitchner brings substantial board leadership experience from serving other public companies as non-executive Chairman of the Board, as Independent Lead Director and as Chairman of an Audit Committee, and a Nominating and Governance Committee.
Rebecca C. Matthias, age 64, has served as non-executive Chair of our Board since July 2015 and has served as one of our directors since 2003.  Ms. Matthias founded Destination Maternity in 1982 and took the company public in 1993.  She served as President of Destination Maternity from inception until 2010 and as a director from inception until February 2011.  She also served as its Chief Operating Officer from 1993 until 2007, and as its Chief Creative Officer from 2007 until 2010.  Since September 2010, Ms. Matthias has served as a director of Penn Series Funds, Inc. (“Penn Series Funds”), a diversified management investment company with total assets of approximately $8 billion across multiple investment portfolios, where Ms. Matthias serves as Audit Committee Chair and lead director.  From 2004 to 2006, Ms. Matthias served as a director of then-public company Russell Corporation, an athletic and sporting goods company, where Ms. Matthias served on the Management Development and Compensation Committee.  Ms. Matthias serves as a director of the privately held “honeygrow” restaurant chain, and she is an emeritus member of the Industry Advisory Board of The Jay H. Baker Retailing Center, an interdisciplinary industry research center at the Wharton School of the University of Pennsylvania.  In 1992, Ms. Matthias was chosen as “Regional Entrepreneur of the Year” by Inc. Magazine and Merrill Lynch Corporation, and in September 2003, Ms. Matthias was recognized as a top woman entrepreneur by the United States Small Business Administration.
Qualifications. Under the leadership of Ms. Matthias, Destination Maternity grew from a home-based start-up business to the leading designer and retailer of maternity apparel in the United States and the only nationwide chain of maternity apparel specialty stores. From her experience driving Destination Maternity’s growth from conception to public company with a nationwide presence and annual net sales of more $500 million, Ms. Matthias possesses exceptional consumer products industry knowledge, particularly in the areas of product design, development and marketing, international sourcing, and sales and distribution through both specialty and mass market retailer channels. In addition to her extensive consumer products industry experience, Ms. Matthias brings valuable corporate governance and other perspective and insight from her service on the boards of other companies, both public and private.
Harry J. Mullany, III, age 59, served as President of Toys R Us, Inc., a global toy and baby products retail company, from November 2013 until August 2015. From February 2011 until May 2013, he served as Chief Executive Officer of The ServiceMaster Company, Inc., a leading provider of essential residential and commercial services. From January 2006 until November 2010, Mr. Mullany served in various capacities with Wal-Mart Stores, Inc., a global retailer, including as Executive Vice President and as President North Business. From 2003 to 2006, he served as Executive Vice President and Chief Operating Officer of the Kimmel Center for Performing Arts, an operator of multiple performing arts venues. From 1988 until 2002, Mr. Mullany served in various positions, including as President, with Genuardi's Family Markets, L.P., a regional supermarket chain acquired in 2001 by Safeway, Inc. Mr. Mullany has served as Chief Executive Officer of HJM Consulting LLC, a business consulting firm, since founding the firm in 2016, and he has served as one of our directors since February 2017.

Qualifications. Mr. Mullany is a seasoned business leader with a record of accomplishment improving the performance of large (multi-million and multi-billion dollar), complex, multi-brand organizations in competitive categories. He brings to our Board demonstrated skills in the areas of strategic planning, talent acquisition and management, business transformation, cultural transformation and executional excellence. From his executive leadership roles with Toys R Us, Inc., Wal-Mart Stores, Inc. and Genuardi’s Family Markets, L.P., Mr. Mullany contributes expansive retail industry knowledge to our Board. Further, our Board benefits from his e-commerce industry knowledge garnered from overseeing the management, development and growth of multiple e-commerce platforms while serving in executive leadership roles in retail and with The ServiceMaster Company, Inc.
Christopher J. Munyan, age 52, has been our President and Chief Executive Officer since July 2006. He served as our Executive Vice President and Chief Operating Officer from October 2005 until June 2006. From 1999 until 2005, Mr. Munyan served as President of our Berwick Offray LLC (“Berwick Offray”) business. From 1993 to 1999, Mr. Munyan served Berwick Offray in various capacities, including Senior Vice President - Finance and Administration. Mr. Munyan has served as one of our directors since 2006. Prior to joining Berwick Offray in 1993, Mr. Munyan worked in public accounting, finance and consulting, including positions with automobile distributer Subaru of America, Inc. and public accounting firm Coopers and Lybrand.
Qualifications: In addition to bringing intimate knowledge of the Company’s operations, the talents and capabilities of the Company’s management team, and a sophisticated understanding of the expectations of the Company’s customers, Mr. Munyan brings to our Board extensive managerial, accounting, financial and leadership skills. He also brings significant and valuable insight from his experience overseeing the identification of suitable acquisition candidates, the negotiation of acquisition agreements, and the integration of acquired businesses into the Company’s existing operations.
William Rulon-Miller, age 69, Mr. Rulon-Miller served as either Director or Co-Director of the Investment Banking Group for Janney Montgomery Scott, a financial services firm, from 1982 to 2009, and he served on its board of directors from 2005 to 2009. He served as a Managing Director of Cross Atlantic Capital Partners, a venture capital firm, from 2009 until 2012. He served as President of Knowles Science Teaching Foundation, a non-profit organization, from March 2012 to February 2016, and he currently serves on its board of trustees. Mr. Rulon-Miller previously served on the board of directors of public companies Metrologic Instruments, Inc., a designer and manufacturer of optical imaging equipment, Intelligent Electronics, Inc., an information technology products and services company, The JPM Company, a manufacturer of cable assemblies and wire harnesses, and Destination Maternity. He has been a member of our Board since March 2016.
Qualifications: With over 35 years of experience as an investment banker and venture capitalist, Mr. Rulon-Miller has been involved in numerous mergers and acquisitions transactions ranging in size from $10 million to $500 million, and he has actively participated in multiple private and public transactions, raising over $15 billion for client companies cumulatively during his career. With such experience, Mr. Rulon-Miller brings to our Board seasoned expertise in the areas of mergers and acquisitions, including target identification, valuation analysis and deal structuring, and an advanced knowledge and understanding of capital markets. He also brings valuable insight from his significant leadership roles with Janney Montgomery Scott, Cross Atlantic Capital Partners, and Knowles Science Teaching Foundation, and his experience serving on the boards of private and public companies, including public companies with significant domestic manufacturing operations.

Summary of Director Qualifications and Experience

Qualifications and Experience	Scott A. Beaumont	Robert E. Chappell	Elam M. Hitchner, III	Rebecca C. Matthias	Harry J. Mullany, III	Christopher J. Munyan	William Rulon-Miller
Business Ethics experience is important as we place great significance in our ethics when dealing with customers, suppliers and the community in general	√	√	√	√	√	√	√
Executive Leadership experience is important as we believe that directors who have backgrounds involving leadership experience are able to inculcate and enhance those qualities in others	√	√	√	√	√	√	√
Business Operations experience gives our directors a practical understanding of the challenges and opportunities that our company faces	√	√		√	√	√	√
Consumer Products Industry experience is important in understanding and reviewing our business and strategy	√		√	√	√	√
Corporate Governance experience supports our goal of constantly refining and enhancing the strength and breadth of our governance functions	√	√	√	√	√	√	√
Corporate Strategy experience is important for long-range planning to enhance stockholder value	√	√	√	√	√	√	√
Finance/Capital Allocation experience is important in evaluating our capital structure, leverage policies and financial statements	√	√	√	√	√	√	√
Financial Expertise/Literacy assists our directors in understanding and overseeing our financial reporting and internal controls	√	√	√	√	√	√	√
Investor Relations experience is helpful in aiding our goal of enhancing our investor relations		√	√	√	√		√
Marketing/Sales experience is helpful to us as we seek to identify, develop and expand new and existing markets for our products	√			√	√	√
Mergers and Acquisitions experience is valuable to us as we consider potential acquisition targets for our expansion strategy		√	√	√	√	√	√
Risk Management experience is critical to our Board’s role in overseeing the risks facing our Company	√	√	√	√	√	√	√
Talent Management experience is valuable in helping us attract, motivate and retain strong candidates for positions at the Company	√	√	√	√	√	√	√

PROPOSAL 1 — ELECTION OF DIRECTORS
Upon the recommendation of our Board’s Nominating and Governance Committee, our Board has nominated for election as directors the individuals listed below, all of whom are presently members of our Board. Directors who are elected will hold office until our 2018 Annual Meeting of Stockholders and until the election and qualification of their respective successors. Our Board believes all of the nominees possess the experience, qualifications, attributes and skills to provide significant value to CSS. For information on the background and qualifications of each of these nominees, see OUR BOARD OF DIRECTORS.
Scott A. Beaumont
Robert E. Chappell
Elam M. Hitchner, III
Rebecca C. Matthias
Harry J. Mullany, III
Christopher J. Munyan
William Rulon-Miller
Our Board believes that all of the above-listed nominees will be able to serve as directors. However, if this should not be the case, the proxies may be voted for one or more substitute nominees, to be designated by the Board, or the Board may reduce the number of directors, in each case, after considering the recommendation of its Nominating and Governance Committee.
Our board unanimously recommends a vote “for” the election of all of the nominees listed above.

OUR EXECUTIVE OFFICERS
Our executive officers are elected or designated annually by the Board to serve until their successors are elected and qualified or until their earlier resignation or removal. Our current executive officers are listed below. Ages are stated as of the date of the Meeting.
Carey B. Edwards, age 46, has been our Executive Vice President – Sales since July 2015. Mr. Edwards has been associated with CSS since January 2007 when he commenced employment with us as Vice President – Sales and Marketing of our Berwick Offray LLC business. Since that time, Mr. Edwards has assumed progressively increasing sales leadership responsibilities across our product lines and businesses. In his current role, Mr. Edwards is the lead sales executive for retailer distribution channels across all CSS product lines and businesses.
Cara L. Farley, age 49, has been our Senior Vice President – Marketing and Product Development since September 2015. From June 2010 to August 2015, Ms. Farley served as Vice President – Product Development of the EK Success Brands group of Wilton Brands, LLC. EK Success Brands is a creative consumer products group in the scrapbooking market. In her position with EK Success Brands, Ms. Farley managed all aspects of new product introductions, including strategic planning, concept development, market research planning and consumer marketing program execution across various proprietary and licensed brands, as well as private label programs.
William G. Kiesling, age 54, has been our Vice President – Legal and Licensing and General Counsel since July 2015. From August 2006 to July 2015 he served as our Vice President – Legal and Human Resources and General Counsel. He served as our Vice President and General Counsel from August 2005 until August 2006. From February 1995 to July 2005, Mr. Kiesling served in various legal capacities, including Vice President and Associate General Counsel, with ARAMARK Corporation, a provider of food, hospitality and facility management services and uniform and work apparel.
Christopher J. Munyan is our President and Chief Executive Officer and a member of our board of directors. His biographical information appears under OUR BOARD OF DIRECTORS.
John M. Roselli, age 45, has been our Executive Vice President – Finance and Chief Financial Officer since joining CSS in February 2017. From 2014 to 2017, he served as Vice President of Finance and Chief Financial Officer of the $800 million global Sensor Solutions business of TE Connectivity Ltd. (NYSE: TEL) (“TE”), a designer and manufacturer of connectivity and sensor solutions. In such capacity, he has had responsibility for all aspects of finance, including controllership, strategic planning and modeling, forecasting, budgeting, and operations finance for over 20 manufacturing sites. Mr. Roselli, a Chartered Financial Analyst®, previously served in similar financial leadership roles for TE’s Data Communications business unit from 2011 to 2014 and TE’s Global Distribution business from 2008 to 2011. From 2003 to 2008, Mr. Roselli served in Investor Relations for TE and its former parent company, Tyco International (“Tyco”), including serving as TE’s lead Investor Relations Officer for the $14 billion spin-off of TE from Tyco in 2007. Prior to joining Tyco, Mr. Roselli served for approximately six years as an equity analyst with Citigroup.
John S. White, age 53, has been our Executive Vice President – Operations since joining CSS in March 2017. He has approximately 30 years of operations management experience with E. I. du Pont de Nemours and Company (NYSE: DD) (“DuPont”), a global manufacturing company, where his responsibilities included leading supply chain operations, including sourcing, logistics, demand-driven fulfillment and manufacturing, in the United States, Asia and Europe.  From December 2015 until March 2017, he served as Manufacturing Director of DuPont Performance Materials, with responsibility for multiple operations in DuPont’s Americas region. From 2012 to 2015, he served initially as Program Leader and later as Supply Chain Director for DuPont Performance Polymers in Shanghai, China. Prior to that, from 2009 to 2012, he served initially as Operations Business Leader and later as Program Leader of DuPont Performance Polymers. From 1998 to 2009, he served in various operational leadership capacities with DuPont Performance Elastomers and Dow DuPont Elastomers, including service for approximately four years as a Unit Manager and Managing Director of a specialty polymer plant in Dordrecht, Netherlands.

Executive Officer Changes. Vincent A. Paccapaniccia served as our Chief Financial Officer during fiscal 2017 until he resigned from that position in August 2016. He left CSS in September 2016. David F. McHugh served as our interim Chief Financial Officer from August 2016 until February 2017 and currently serves as our Vice President – Finance. Christian A. Sorensen served as our Executive Vice President – Operations during fiscal 2017 until he transitioned into a different role in March 2017. Mr. Sorensen left CSS in May 2017.

CORPORATE GOVERNANCE
Recent Corporate Governance Actions
Majority Voting for Uncontested Director Elections. In March 2017, our Board amended our bylaws to adopt a “majority voting” standard for uncontested director elections. In any election for directors in which the number of nominees for director does not exceed the number of directors to be elected, our bylaws now provide that directors will be elected by a majority of the votes cast with respect to that director. Prior to the amendment, directors were elected if they received a plurality of the votes of the shares entitled to vote on the election of directors that were present in person or represented by proxy.
Director Resignation Policy. In connection with adopting the majority voting standard, our Board also adopted a director resignation policy which provides that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election in any uncontested election must submit to the Board his or her offer to resign, which offer shall be irrevocable pending Board action. Under the policy, the independent members of the Board (excluding the nominee in question if applicable) will make a determination, within ninety days following certification of the stockholder vote, as to whether to accept the director’s resignation.
Expansion of the Size of the Board. In February 2017, our Board increased the size of the Board from six directors to seven and enhanced the Board’s collective depth, breadth of experience and capabilities by electing Harry J. Mullany, III as our newest director. For information on Mr. Mullany’s background and qualifications, see OUR BOARD OF DIRECTORS.
Director Stock Ownership Guidelines. During fiscal 2017, our Board adopted Director Stock Ownership Guidelines applicable to all of our non-employee directors. Under the guidelines, non-employee directors are required to hold shares of CSS common stock having a value equal to or greater than three (3) times the amount of the annual cash retainer paid to non-employee directors for service on the Board, exclusive of cash retainers paid for service on a committee or as Chair of the Board. Vested equity awards, other than stock options, count towards the ownership requirement, and are valued net of shares needed to pay taxes on such awards that have not yet become due. Non-employee directors have until August 2, 2021, the fifth anniversary of the date of adoption of the guidelines, to meet the ownership requirement, except that newly elected directors must meet the requirement within five years after joining the Board. Prior to meeting the requirement, directors are required to retain any shares acquired from equity compensation provided by CSS, other than shares sold or withheld to pay the exercise price for stock options or to pay taxes related to any such equity compensation. Compliance with the guidelines is monitored by the Nominating and Governance Committee and measured annually. All non-employee directors are in compliance with the guidelines.
Board Independence
The Board has affirmatively determined that each of our non-employee directors (i.e., Messrs. Beaumont, Chappell, Hitchner, Mullany and Rulon-Miller and Ms. Matthias) has no material relationship with CSS (either directly or as a partner, stockholder or officer of an organization that has a relationship with CSS) and is an independent director within the meaning of the New York Stock Exchange (“NYSE”) rules.
The Board has determined that each of the members of the Audit Committee, the Human Resources Committee and the Nominating and Governance Committee is independent within the meaning of the NYSE rules. To assist the Board in making determinations of independence, the Board has adopted the following categorical standards:
(i) A director will not be independent if: (1)(A) the director is a current partner or employee of CSS’ internal or external auditor, or (B) an immediate family member of the director is either (x) a current partner of such a firm or (y) a current employee of such a firm and personally works on CSS’ audit, or (C) within the preceding three years the director or an immediate family member of the director was a partner or employee of CSS’ present or former external auditor and personally worked on CSS’ audit within that time; or (2) currently, or within the preceding three years: (A) the director is or was employed by CSS; (B) an immediate family member of the director is or was employed by CSS as an executive officer; (C) the director, or an immediate family member of the director is or was employed as an executive officer of another entity, as to which any of CSS’ executive officers at the same time served on the compensation committee of such other entity; (D) the director, or an immediate family member of the director received, during any 12 month period, more than $120,000 in direct compensation from CSS, other than director related fees; or (E) the director is or was an executive officer or otherwise employed by an entity, or an immediate family member of the director is or was employed by an entity, that made payments to, or received payments from, CSS for property or services in an amount which in any of CSS’ fiscal years exceeded the greater of $1 million, or 2% of the other entity’s gross revenues.
(ii) Service by a CSS director as an executive officer of a charitable organization as to which the charitable contributions made by CSS and the Farber Foundation to such charitable organization are less than the greater of 2% of that organization’s total annual charitable receipts or $1 million per annum, shall not be considered a material relationship that would impair a director’s independence.
All non-employee directors satisfied these categorical standards, which are set forth in our Corporate Governance Principles, which can be accessed on our website at www.cssindustries.com/corporate-governance.
Board Meetings; Director Attendance at Annual Meeting of Stockholders
Our Board held seven meetings during our past fiscal year. The Board does not have a formal policy concerning attendance by members of the Board at our Annual Meeting of Stockholders but encourages all directors to attend. All of our current Board members who were members of the Board at the time attended our 2016 Annual Meeting of Stockholders.
Board Committees; Committee Membership; Committee Meetings
CSS has an Audit Committee, a Human Resources Committee, a Nominating and Governance Committee, and an Executive Committee. The Human Resources Committee performs the functions typically performed by a compensation committee. The following table shows the current committee membership and the number of meetings that each committee held during the fiscal year ended March 31, 2017.
Committee membership and number of meetings

Committee	Committee Members – *denotes Committee Chair	Number of Meetings in Fiscal 2017
Audit	Robert E. Chappell*, Scott A. Beaumont, Elam M. Hitchner, III and William Rulon-Miller	4
Human Resources	Elam M. Hitchner, III*, Robert E. Chappell(1), Rebecca C. Matthias and Harry J. Mullany, III(2)	5
Nominating and Governance	Rebecca C. Matthias*, Scott A. Beaumont and William Rulon-Miller(3)	4
Executive	Rebecca C. Matthias*, Scott A. Beaumont and Robert E. Chappell	—

(1)	Mr. Chappell joined the Human Resources Committee on August 2, 2016. Prior to that date, Mr. Beaumont served on the Human Resources Committee.

(2)	Mr. Mullany joined the Human Resources Committee on February 6, 2017.

(3)	Mr. Rulon-Miller joined the Nominating and Governance Committee on August 2, 2016. Prior to that Mr. Chappell served on the Nominating and Governance Committee.

Committee Charters; Corporate Governance Principles; and Other Corporate Governance Documents
The Audit Committee, Human Resources Committee, and Nominating and Governance Committee each operate under a written charter adopted by the Board. Each of these charters and each of the documents listed below is available in print to any stockholder who requests it:

•	CSS Corporate Governance Principles (including categorical standards for the determination of director independence)

•	CSS Code of Ethics and Internal Disclosure Procedures

•	CSS Code of Business Conduct and Ethics for our Directors
In addition, you may access the charters and documents listed above on our website at www.cssindustries.com/corporate-governance. This and all other references to our website in this proxy statement are intended to be inactive textual references only.
Audit Committee
The Audit Committee oversees the integrity of our financial statements and our internal control over financial reporting, including the annual audits thereof. The Audit Committee has sole authority to retain, compensate and terminate our independent auditors, and it oversees their performance and independence. The Audit Committee also oversees our internal audit function, our compliance with legal and regulatory requirements, and our risks relating to financial reporting, pending and threatened litigation and legal compliance matters, as well as management’s actions to assess, monitor and address such risks.
Pre-Approval Policy for Audit and Non-Audit Services. Pursuant to the Audit Committee’s pre-approval policy, the Audit Committee reviews and approves in advance all audit and lawfully permitted non-audit services performed by our independent auditors. The engagement terms for annual audit services are subject to specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve non-audit services described in sufficient detail for the Audit Committee to assess the impact of those services on our outside auditor’s independence. Any one member of the Audit Committee may approve non-audit services for fees of up $50,000 in a fiscal year, and any two members may approve non-audit services for fees of up to $100,000 in a fiscal year. Any approval by one or two members is reported to the Audit Committee, for informational purposes, at its next regular meeting following such approval.
Audit Committee Financial Experts. Our Board has determined that Messrs. Beaumont, Chappell and Rulon-Miller each meet the criteria of an “audit committee financial expert” as that term is defined in SEC regulations. Each Audit Committee member is also independent under applicable SEC and NYSE rules.
Contacting the Audit Committee. You may contact the Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to the following address: Audit Committee, c/o CSS Industries, Inc., 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462. You can report your concerns to the Audit Committee anonymously or confidentially.
Human Resources Committee
The Human Resources Committee evaluates the performance of our chief executive officer and other executive officers and approves their compensation. It also reviews and makes recommendations to our Board regarding the compensation of our Board Chair and our other non-employee directors. The Human Resources Committee oversees the development and implementation of our compensation strategy and our benefit policies, plans and programs, it determines the form and amount of equity compensation awards to employees under our 2013 Stock Plan, and it makes recommendations as the form and amount of equity compensation provided to our Board Chair and our other non-employee directors. Further, the Human Resources Committee monitors the independence of its compensation consultant and its other advisers.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for identifying qualified individuals for Board membership and recommending individuals for nomination to the Board and its committees. In addition, the Nominating and Governance Committee reviews and makes recommendations to the Board as to changes in Board structure, the range of qualifications that should be represented on the Board and eligibility criteria for individual Board membership. The Nominating and Governance Committee is also responsible for developing and recommending corporate governance principles to the Board and overseeing the evaluation of the Board and its Committees.
Executive Committee
The Executive Committee may exercise all the authority of the Board in our business and affairs, to the extent permitted by law, at a time when action of the entire Board is not feasible.
Procedures and Processes with Regard to Executive Compensation
The Human Resources Committee determines annual base salaries for the chief executive officer and other executive officers; determines the type and amount of short-term incentive awards under our management incentive program (“MIP”) and sets the performance goals for such awards; determines the extent to which such performance goals have been achieved and the extent to which there will be payouts under the discretionary component of our bonus program; and determines the form and amount of long-term incentive awards.
CSS management provides the Human Resources Committee with materials containing compensation-related information and recommendations, including recommendations as to the amount and form of compensation for executive officers other than the chief executive officer. These materials are prepared by or under the direction of Messrs. Munyan and Kiesling, who, in turn, obtain direction from the Chair of the Human Resources Committee. In preparing such materials, management confers with representatives of Frederic W. Cook & Co., Inc. (“F.W. Cook”), in its capacity as an independent compensation adviser to the Human Resources Committee, and portions of such materials are prepared by, or reflect the advice and input of F.W. Cook, acting in such capacity. The Human Resources Committee determines the matters as to which F.W. Cook prepares materials or provides its advice and input to our management in connection with the preparation of such materials.
On an annual basis, and otherwise as deemed appropriate by Mr. Munyan or as requested by the Human Resources Committee, Mr. Munyan provides the Human Resources Committee with his evaluation of the performance of our named executives, including Mr. Munyan’s own self-evaluation. Certain of our executive officers participate in meetings of the Human Resource Committee. Executive officers do not participate, and are not present, during portions of meetings in which the Human Resources Committee considers their individual performance and approves their compensation.
Procedures and Processes with Regard to Director Compensation
Under our bylaws, our Board has authority and responsibility for determining the nature and amount of all compensation paid to the members of our Board. On an annual basis, our Board reviews and sets the amount of fees paid to non-employee directors and determines the form and amount of equity compensation provided to our non-employee directors. Our Human Resources Committee, in consultation with F.W. Cook, reviews and makes recommendations to the Board regarding the form and amount of director compensation. See DIRECTOR COMPENSATION – FISCAL 2017 for further information concerning the form and amount of director compensation provided by CSS.
Use of Compensation Consultants
The Human Resources Committee directly engaged F.W. Cook, an independent compensation consulting firm, to perform an executive compensation review, which was considered by the Human Resources Committee in making executive compensation determinations for our 2017 fiscal year. The Human Resources Committee consulted with F.W. Cook concerning the following for fiscal 2017: the setting of annual base salaries for our executive officers, the structure of our bonus program, including target and threshold performance criteria and award levels under the performance component of our bonus program; and the form, structure and amount of long-term incentives. The Human Resources Committee also engaged F.W. Cook to prepare a director compensation review that was considered by the Human

Resources Committee in formulating its recommendations to the Board as to the form, structure and amount of compensation to be provided to non-employee directors. The Board also considered F.W. Cook’s director compensation review in determining non-employee director compensation.
The Human Resources Committee has determined that F.W. Cook is independent with respect to CSS and that there are no known conflicts of interest in connection with F.W. Cook’s role as the Human Resources Committee’s independent compensation adviser. In making such determination, the Human Resources Committee considered:

•
That F.W. Cook provides no services to CSS or its management other than the services performed for the Human Resources Committee in F.W. Cook’s capacity as an independent adviser to the Human Resources Committee.

•	That the fees and expenses paid to F.W. Cook by CSS during 2016 were less than 1% of F.W. Cook’s total consulting income during such period.

•	F.W. Cook’s policies and procedures designed to prevent conflicts of interest, and its affirmation as to its compliance with such policy.

•	F.W. Cook’s policy restricting its employees from trading in the securities of F.W. Cook’s clients, and its affirmation as to its compliance with such policy.

•
The absence, following inquiry, of any identified business or personal relationships between employees of F.W. Cook, on the one hand, and our executive officers or the members of the Human Resources Committee, on the other hand.

Human Resources Committee Interlocks and Insider Participation
The Human Resources Committee performs the functions typically performed by a compensation committee. Mr. Hitchner and Ms. Matthias served as members of the Human Resources Committee throughout fiscal 2017, and Messrs. Beaumont, Chappell and Mullany each served as a member for part of fiscal 2017. None of these individuals has served as an officer or employee of CSS, either during fiscal 2017 or previously, or had any relationship requiring disclosure under Item 404 of Regulation S-K.
Executive Sessions of Non-Management Directors
Ms. Matthias, in her capacity as non-executive Chair of the Board, presides at the regularly scheduled executive sessions of our non-management directors, each of whom is an independent director. Each session has been scheduled to be held immediately following each regularly scheduled meeting of the Board.
Board Leadership Structure
Although our bylaws do not prohibit our chief executive officer from serving as Chair of our Board, these two positions are not held by the same individual. Our Board believes that this leadership structure is appropriate based on the experience and capabilities of our Board Chair, Ms. Matthias, who is an independent director, and our chief executive officer, Mr. Munyan. Our Board also believes that this structure is appropriate because it allows our chief executive officer to focus primarily on leading the business while the Board Chair focuses on Board functions and responsibilities.
Board’s Role in Risk Oversight
Management is responsible for risk management, including identifying risks, assessing threats posed by those risks, determining how those risks should be addressed, and monitoring the status of those risks and the status of any actions that management has determined to implement to address those risks. The Board’s role in risk management is to oversee these activities. The Board administers its oversight responsibilities with regard to risk management by considering management presentations and reports, engaging in discussions with management, questioning management, and constructively challenging management’s assessments and conclusions. The Board also directs management to consider, assess and report to the Board on matters that the Board views as potential risks, if management has not already identified or assessed those potential risks.

The Board administers its risk oversight responsibilities at both the full Board level and at the Committee level. Generally, the full Board oversees risk management with respect to strategic and operational matters and as to risks that may significantly affect our business, results of operations or financial condition (which sometimes may involve risks primarily overseen at the Committee level). In this regard, there can be some overlap among matters overseen by the full Board and by Committees of the Board. The Audit Committee has primary oversight responsibility for risks that may impact the effectiveness of our internal controls over financial reporting, risks associated with pending and threatened litigation and those associated with our compliance with laws, rules and regulations applicable to our business. The Audit Committee oversees the activities of the Company’s internal audit function and receives regular reports on internal audit’s work as a means of evaluating the effectiveness of the Company’s internal controls, management’s procedures to identify and address business risks, and management’s responses to those risks. The Human Resources Committee has primary responsibility for overseeing risks associated with our compensation and benefits policies and practices.
Management identifies operational and strategic risks through, among other methods, regular and frequent communication with the personnel (such as the operations, sales and marketing staff) of our business units.  Our chief executive officer routinely discusses operational and strategic risks with the appropriate employees at each of our businesses.  In addition, our chief financial officer, general counsel and vice president of operations frequently participate in meetings with the staff at each of our businesses in order to understand operational and strategic risks.
As risks are identified, management assesses, or oversees the assessment of, such risks. Following assessment, management determines how those risks will be addressed and monitors the status of those risks and of any actions that management has determined to take to address those risks. These activities form the basis for management’s reports to the Board and/or Committees of the Board on risks that may affect the business.
Board Diversity
We do not have a formal policy with regard to the consideration of diversity in identifying nominees to stand for election to our Board. Our Board selects nominees after considering the recommendations of the Nominating and Governance Committee. In developing its recommendations, the Nominating and Governance Committee may consider, among other factors, the interplay of the candidate’s experience with the experience of other Board members. In considering this factor, the Nominating and Governance Committee may take into account the extent to which a candidate’s experience broadens the range of experience already represented on the Board. The Nominating and Governance Committee believes that the interplay of a candidate’s experience with the experience of other Board members is one of multiple factors that may be appropriate for consideration in formulating its recommendations. Likewise, in considering the nominees recommended by the Nominating and Governance Committee, our Board may consider the interplay of a candidate’s experience with the experience of other Board members, among other factors.
Consideration of Director Candidates
The Nominating and Governance Committee considers candidates for Board membership. Directors are expected to possess the highest personal and professional ethics, integrity, values and relevant experience, and they must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. They are expected to be committed to the long-term interests of our stockholders, and to have an inquisitive and objective perspective, practical wisdom and mature judgment. In evaluating candidates, the Nominating and Governance Committee may also consider other factors, such as a candidate’s skills, experience with businesses and other organizations comparable to CSS, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and its committees.
Under our bylaws, no individual is eligible to be nominated for election to the Board or otherwise continue service as a director past the date of the Annual Meeting of Stockholders occurring in the calendar year in which such Director reaches or has reached his or her 75th birthday. Our Corporate Governance Principles provide that directors should not serve on more than four other public company boards (two other public company boards if the director serves as chief executive officer of another entity, or in an equivalent position).

Stockholders can recommend candidates for nomination by writing to Ms. Matthias, c/o CSS Industries, Inc., 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462. To submit a candidate for consideration in connection with our 2018 Annual Meeting of Stockholders, a stockholder must submit the following information by February 23, 2018: (1) the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the SEC; (2) information about the relationship between the candidate and the recommending stockholder; (3) the consent of the candidate to serve as a director; and (4) proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned. The Nominating and Governance Committee may seek additional information regarding the candidate. In considering any candidate proposed by a stockholder, the Nominating and Governance Committee will reach a conclusion based on the criteria described above, and it will evaluate candidates recommended by stockholders in the same manner in which it evaluates candidates recommended by others. After full consideration, the Nominating and Governance Committee will notify the stockholder proponent of the Nominating and Governance Committee’s determination.
A non-management director recommended Mr. Mullany as a nominee to stand for election as a director.
Code of Ethics and Internal Disclosure Procedures (Employees) and Code of Business Conduct and Ethics (Board of Directors)
We have a Code of Ethics and Internal Disclosure Procedures (“Employee Code”) applicable to all employees, including officers, and it contains specific provisions relating to our chief executive officer and our senior financial employees. Among other things, the Employee Code is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosures in reports and documents required to be filed by us with the SEC and in other public communications we make; and to promote compliance with applicable governmental laws, rules and regulations. The Employee Code provides for the prompt internal reporting of violations and contains provisions regarding accountability for adherence to its provisions. The Board also has adopted a Code of Business Conduct and Ethics (“Director Code”) applicable to the Board. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Employee Code and our Director Code by making disclosures concerning such matters available on the corporate governance page of our website, www.cssindustries.com/corporate-governance.
Communications with the Board
Stockholders or other interested persons wishing to communicate with members of the Board should send such communications to Ms. Matthias c/o CSS Industries, Inc. at 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462. Ms. Matthias will forward these communications to specified individual directors, or, if applicable, to all the members of the Board as she deems appropriate.

STOCKHOLDER PROPOSALS
In order for a stockholder proposal to be eligible for inclusion in the proxy materials for our 2018 Annual Meeting of Stockholders, such proposal must be received by our Corporate Secretary on or before the close of business on February 23, 2018.
If a stockholder does not seek to have a proposal included in such proxy materials, but nevertheless wishes to present a proper proposal at the 2018 Annual Meeting of Stockholders, prior written notice of such proposal, together with the additional information required by our bylaws, must be received by our Corporate Secretary during the period beginning on April 3, 2018 and ending at the close of business on May 3, 2018.
If a stockholder desires to nominate an individual for election to our Board at the 2018 Annual Meeting of Stockholders, prior written notice of such nomination, together with the additional information required by our bylaws, must be received by our Corporate Secretary during the period beginning on April 3, 2018 and ending at the close of business on May 3, 2018.
Any such proposal or notice should be addressed to CSS Industries, Inc., Attn: Corporate Secretary, 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462. A stockholder can obtain a copy of our bylaws by submitting a written request to the attention of our Corporate Secretary at the same address.

RELATED PARTY TRANSACTIONS
We do not have a formal policy on related party transactions. Our Employee Code and our Director Code reflect our general policy that conflicts of interest are to be avoided by directors, officers and employees of CSS and its subsidiaries. These codes are intended to ensure that transactions that may involve conflicts of interest are identified, reviewed and approved. Our Director Code states that directors should avoid conflicts of interest, including those arising indirectly from activities of immediate family members, and report to the Chair of the Nominating and Governance Committee any situation that may involve a conflict of interest.
Under our Employee Code, our employees, including our executive officers, must observe honest and ethical behavior and avoid conflicts of interest, including those arising from activities of family members. We encourage dialog between employees and their supervisors to bolster awareness of situations that may pose ethical questions, including conflicts of interest. We expect employees to report suspected violations of the Employee Code to our legal department for investigation. Under our Employee Code, our chief executive officer, chief financial officer, controller and those performing similar functions must disclose to our general counsel any material transaction or relationship that reasonably may be expected to violate the Employee Code, including actual or apparent conflicts of interest.
If a material transaction that may pose a conflict of interest is brought to the attention of the Chair of the Nominating and Governance Committee or our general counsel, as contemplated by our codes of conduct, those individuals generally would be expected to present such transaction to our Board for review, approval or ratification. Our Board has not adopted any particular standards applicable to its consideration of such matters.
On an annual basis, our employees, including our executive officers, are required to certify in writing that they are in compliance with the Employee Code, or, if not in compliance, to identify instances of non-compliance. Additionally, our executive officers and directors, on an annual basis, are required to report to us, in response to director and officer questionnaires, any related party transactions that may give rise to a disclosure obligation in our proxy statement under Item 404(a) of SEC Regulation S-K. Since the beginning of our 2017 fiscal year, we have not had any transactions required to be reported under Item 404(a) of SEC Regulation S-K.

OWNERSHIP OF CSS COMMON STOCK
The following table lists all persons who we know to have beneficially owned at least five percent of our common stock as of June 12, 2017, unless otherwise noted. The table also shows, as of that date, the beneficial ownership of our common stock by each of our current directors, each of the executive officers listed in the Summary Compensation Table – Fiscal 2017, and all directors and executive officers as a group.
Ownership of CSS Common Stock

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class(2)
T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc.	1,500,620	(3)	16.5%
Royce & Associates, LLC	1,352,000	(4)	14.9%
Dimensional Fund Advisors LP.	779,453	(5)	8.6%
BlackRock, Inc.	598,581	(6)	6.6%
Scott A. Beaumont	29,338	(7)	*
Robert E. Chappell	15,838	(8)	*
Carey B. Edwards	21,796	(9)	*
Cara L. Farley	5,375	(10)	*
Elam M. Hitchner, III	8,838	(11)	*
William G. Kiesling	57,426	(12)	*
Rebecca C. Matthias	70,721	(13)	*
David F. McHugh	1,300		*
Harry J. Mullany, III	1,000	(14)	*
Christopher J. Munyan	151,174	(15)	1.6%
Vincent A. Paccapaniccia	—		*
John. M. Roselli	—		*
William Rulon-Miller	2,838	(16)	*
Christian A. Sorensen	29,484	(17)	*
All directors and executive officers of CSS as a group (twelve (12) persons, including the individuals named above, other than Messrs. McHugh, Paccapanicia and Sorensen).	364,344	(18)	3.9%
________________________

*	denotes that ownership is less than 1 percent of the class.

(1)
“Beneficial ownership” is determined in accordance with SEC regulations. Therefore, the table lists all shares as to which a person listed has or shares voting power or investment power. In addition, shares issuable upon the exercise of outstanding stock options exercisable at June 12, 2017 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s beneficial ownership percentage, but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person. Unless otherwise indicated, each person has the sole power to vote, and sole investment power over, the shares listed as beneficially owned by such person.

(2)	This percentage is calculated based upon a total of 9,094,397 shares of CSS common stock outstanding at June 12, 2017.

(3)
This information is as of December 31, 2016 and is derived from Schedule 13G filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Price Fund”). Price Associates and Price Fund are located at 100 E. Pratt Street, Baltimore, MD 21202. Price Associates is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and Price Fund is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment

Company Act”).  Price Fund, which Price Associates serves as investment adviser, owns 1,118,060 of the shares shown in the table, representing 12.3% of the shares outstanding. Price Associates and Price Fund have disclosed that they collectively possess sole voting power over 1,118,060 of the shares shown in the table. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of the shares shown in the table; however, Price Associates expressly disclaims that it is the beneficial owner of such shares.

(4)
This information is as of December 31, 2016 and is derived from Schedule 13G filed with the SEC on January 3, 2017. Royce & Associates, LP (“Royce”) is located at 745 Fifth Avenue, New York, NY 10151. Royce has disclosed that it is an investment adviser registered under the Investment Advisers Act. Royce has disclosed that 885,000 of the shares shown in the table, representing 9.7% of the shares outstanding, are owned by Royce Special Equity Fund, an investment company registered under the Investment Company Act and managed by Royce.

(5)
This information is as of December 31, 2016 and is derived from Schedule 13G filed with the SEC on February 9, 2017. Dimensional Fund Advisors LP (“Dimensional”) is located at Building One, 6300 Bee Cave Road, Austin, TX 78746. Dimensional has disclosed that it is an investment adviser registered under the Investment Advisers Act, and that it furnishes investment advice to four investment companies registered under the Investment Company Act and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts being referred to collectively as the “Funds”). Dimensional has disclosed that all of the shares shown in the table are owned by the Funds, and that Dimensional possesses sole voting power over 774,659 of the shares shown in the table. Dimensional expressly disclaims that it is the beneficial owner of such shares shown in the table.

(6)
This information is as of December 31, 2016 and is derived from Schedule 13G filed with the SEC on January 23, 2017 by BlackRock, Inc. (“BlackRock”). BlackRock is located at 55 East 52nd Street, New York, NY 10022. BlackRock has disclosed that it possesses sole voting power over 579,744 of the shares shown in the table. BlackRock also has disclosed that it is a parent holding company and that the shares shown in the table are held by certain subsidiaries of BlackRock.

(7)	The shares shown in the table include options to purchase 10,000 shares of common stock and 1,838 shares of common stock underlying outstanding restricted stock units.

(8)	The shares shown in the table include options to purchase 6,000 shares of common stock and 1,838 shares of common stock underlying outstanding restricted stock units.

(9)	The shares shown in the table include options to purchase 13,250 shares of common stock.

(10)	The shares shown in the table include options to purchase 5,375 shares of common stock.

(11)	The shares shown in the table include options to purchase 6,000 shares of common stock and 1,838 shares of common stock underlying outstanding restricted stock units.

(12)	The shares shown in the table include options to purchase 22,150 shares of common stock.

(13)
The shares shown in the table include 34,721 shares owned jointly by Ms. Matthias and her spouse, options to purchase 10,000 shares of common stock and 10,000 shares of common stock underlying outstanding restricted stock units.

(14)	The shares shown in the table are owned jointly by Mr. Mullany and his spouse.

(15)	The shares shown in the table include options to purchase 70,900 shares of common stock.

(16)	The shares shown in the table include 1,838 shares of common stock underlying outstanding restricted stock units.

(17)	The shares shown in the table include options to purchase 3,200 shares of common stock.

(18)	The shares shown in the table include options to purchase 143,675 shares of common stock and 17,352 shares of common stock underlying outstanding restricted stock units.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER OUR EQUITY COMPENSATION PLANS
The following table provides information as of March 31, 2017 about our 2013 Equity Compensation Plan (“2013 Stock Plan”), 2004 Equity Compensation Plan (“2004 Stock Plan”), and 2011 Stock Option Plan for Non-Employee Directors (“2011 Stock Plan”), which are our only equity compensation plans under which stock options and other equity grants were outstanding as of such date. Each of the plans mentioned above was approved previously by the stockholders of CSS.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options(1)	Weighted- average exercise price of outstanding options(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	739,952	$26.05	633,948
Equity compensation plans not approved by security holders	—	—	—
Total	739,952	$26.05	633,948
_____________________

(1)	Includes 185,377 restricted stock units (“RSUs”) that are subject to service-based and/or performance-based vesting conditions.

(2)	The RSUs described in Note 1 above were disregarded in calculating the weighted average exercise price of outstanding options.

(3)	The amount shown in this column is net of the RSUs described in note 1 above.
As of March 31, 2017, there were 554,575 stock options outstanding with a weighted average exercise price of $26.05 and a weighted average remaining term of approximately 4.2 years. Additionally, as of such date, there were 185,377 RSUs outstanding. As of March 31, 2017, there were 633,948 shares remaining available for future issuance under the 2013 Stock Plan. No further grants may be made under the 2004 Stock Plan or 2011 Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and beneficial owners of more than ten percent of our common stock to file reports of ownership of our securities and changes in ownership with the SEC. Based on our review of Section 16(a) filings, we believe that all filings required to be made during the fiscal year ended March 31, 2017 were made on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
In this Compensation Discussion and Analysis, we address the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that follows this discussion. We refer to these executive officers as our “named executive officers” or “named executives.”
Compensation Objectives
We have designed our executive compensation program to address principally the four objectives identified in the following table. This table also identifies the type(s) of compensation we utilize to address each objective:
Compensation Objectives and Corresponding Types of Compensation Utilized

Objective	Type
Competitiveness – providing compensation that is appropriately competitive to attract and retain executive talent, taking into account the size and business of CSS and its subsidiaries	Salary Incentive Compensation Equity Compensation
Performance Incentives – incentivizing and rewarding the achievement of performance goals	Incentive Compensation Equity Compensation
Ownership Incentives – encouraging the aggregation and maintenance of equity ownership to align executive and stockholder interests	Equity Compensation
Retention Incentives – incentivizing long-term continued employment with us	Equity Compensation
Say-on-Pay Consideration
At our Annual Meeting of Stockholders held on August 2, 2016, our stockholders voted to approve, on an advisory basis, the compensation paid to our named executive officers for our fiscal year ended March 31, 2016, with approximately 99% of the votes cast on the matter being for approval of our “say-on-pay” proposal. The Human Resources Committee believes that these results reflect that the holders of a substantial majority of our common stock concurred with the Company’s compensation objectives and its fiscal 2016 compensatory practices. Taking the results of the say-on-pay vote into consideration, the Human Resources Committee determined not to make significant changes to the Company’s compensatory practices.
Fiscal 2017 Compensation
Pay for Performance
Our executive compensation program has three components: (i) salary, (ii) annual incentives, and (iii) long-term incentives. On a combined basis, we refer to these three components as “total direct compensation”, or “target total direct compensation” (“TTDC”) when annual incentives are factored in at the “target” level. As discussed below, we designed the annual incentive and long-term incentive components to make a meaningful portion of TTDC dependent on management performance.
Annual Incentives. Annual incentives are provided through our bonus program, under which there were no payouts for fiscal 2017. Our fiscal 2017 bonus program had two components: a performance component, weighted at 80%, for which payouts would be determined by the level of diluted earnings per share (“EPS”) attained by CSS for fiscal 2017, and a discretionary component, weighted at 20%, for which payouts would be determined at the discretion of the Human Resources Committee, taking into account individual performance. For purposes of determining payouts under the diluted EPS component, actual EPS is adjusted in accordance with criteria determined by the Human Resources Committee at the beginning of the performance period. No payouts were provided under the performance component because CSS did not attain the minimum level of diluted EPS (as adjusted) required for payouts, as pre-determined by the Human Resources Committee when it approved the bonus program for fiscal 2017. For fiscal 2017, actual EPS was adjusted to exclude the effect of “bargain purchase” gains realized in connection with certain acquisitions. Regarding the discretionary component, the Human Resources Committee determined that no payouts would be provided to our executive officers based on the Company’s financial performance during fiscal 2017.
Long-Term Incentives. We structured our long term incentives for fiscal 2017 to encourage and reward the achievement of stock price appreciation. We used non-qualified stock options and restricted stock units (“RSUs”) as long-term incentives for fiscal 2017. The stock options have a seven-year term and vest in equal installments on each of the first four anniversaries of the grant date. Because the exercise price is equal to the closing market price on the trading day immediately preceding the grant date, the value that our executives may realize from these awards is entirely dependent on stock price appreciation. The RSUs will not become earned and will not vest unless a total stockholder return (“TSR”) performance goal is met, except that such RSUs will become earned and vested upon occurrence of a change of control. This structure creates meaningful incentives for management to achieve performance that benefits our stockholders, and it closely aligns the interests of our executives with those of our stockholders.
Performance Incentives in Relation to TTDC. As shown in the table below, approximately 64% of Mr. Munyan’s TTDC for fiscal 2017 was subject to performance incentives or, in the case of the discretionary component of the bonus program, Human Resources Committee discretion. The percentages for our other named executives ranged from approximately 53% to 56%. Mr. Roselli is not included in the table because, having joined CSS approximately six weeks before the end of fiscal 2017, he did not participate in the fiscal 2017 bonus program and did not receive long-term incentives for fiscal 2017. Messrs. Paccapaniccia and Sorensen are not included because they are no longer employed by CSS. Mr. McHugh is not included because he served as an executive officer on an interim basis during a portion of fiscal 2017 and no longer serves in such capacity.
Fiscal 2017 — Portion of TTDC Subject to Performance Incentives or Committee Discretion

Executive	Salary ($)	Target bonus amount ($)	Stock awards ($)	Option awards ($)	TTDC ($)	TTDC subject to performance incentives or committee discretion ($)	TTDC subject to performance incentives or committee discretion (%)
C.J. Munyan	641,658	641,658	184,147	312,500	1,779,963	1,138,305	64%
C.B. Edwards	425,000	340,000	73,143	131,250	969,393	544,393	56%
W.G. Kiesling	371,302	297,042	43,025	84,375	795,744	424,442	53%
C.L. Farley	243,322	145,993	43,025	84,375	516,715	273,393	53%
In the tables that follow, we compare the TTDC components that were available to be awarded to our chief executive officer in each of the last three fiscal years (Table 1) to the corresponding amounts that were paid out or which may be considered realized, based on the methodology described below, as of March 31, 2017 (Table 2).

Table 1 presents each component of our chief executive officer’s TTDC for each of the last three fiscal years. The stock award and option award amounts in Table 1 reflect the grant date fair value of each such award, the same value at which such awards are required, under applicable SEC rules, to be reflected in the Summary Compensation Table included in this Proxy Statement.
Table 1 — TTDC — Chief Executive Officer

Fiscal Year	Salary ($)	Target bonus amount ($)	Stock awards ($)	Option awards ($)	TTDC ($)
2017	641,658	641,658	184,147	312,500	1,779,963
2016	626,008	626,008	177,216	356,475	1,785,707
2015	607,775	607,775	178,200	360,360	1,754,110
3-Year Total	1,875,441	1,875,441	539,563	1,029,335	5,319,780
Table 2 below shows how the Company’s performance and the Human Resources Committee’s discretion have affected bonus payouts, and how the design of our long-term incentives affect realization of the stock awards and option awards granted to our chief executive officer:
Table 2 – Total Direct Compensation that may be considered realized at 3/31/2017 as a percentage of TTDC – Chief Executive Officer

Fiscal Year	Salary ($)	Bonus payout ($)	Value of stock awards at 3/31/2017 ($)	Intrinsic value of option awards at 3/31/2017 ($)	Total direct compensation at 3/31/2017 ($)	Total direct compensation as of 3/31/2017 as a percentage of TTDC (%)
2017	641,658	—	—	—	641,658	36%
2016	626,008	378,008	—	—	1,004,016	56%
2015	607,775	458,846	—	—	1,066,621	61%
3-Year Total	1,875,441	836,854	—	—	2,712,295
Comparison to Table 1 amount (%)	100%	45%	—%	—%	51%
Below, we further discuss the information presented in the preceding tables:
Bonus Payouts.    In Table 2, the “bonus payout” column shows the portion of the target bonus amount from Table 1 that we actually paid for each of the last three fiscal years. Payouts under the performance component were based on the level of diluted EPS achieved by CSS, after certain adjustments determined at the beginning of the performance period, as compared to threshold and target levels of diluted EPS established by the Human Resources Committee at the beginning of the performance period. Based on the level of diluted EPS achieved (as adjusted), payouts under the performance component represented 0% for fiscal 2017 and approximately 59% and 79%, respectively, of the target for such component for fiscal 2016 and 2015. Payouts under the discretionary component were 0% for fiscal 2017 and approximately 65% and 60%, respectively, of the target for such component our 2016 and 2015 fiscal years.
Based on our use of performance goals and, in the case of the discretionary component of the bonus program, the exercise of discretion by the Human Resources Committee, payouts to our chief executive officer over the past three fiscal years have amounted to approximately 45% of the aggregate target bonus amount for such period. We believe that the design of our bonus program has resulted in payouts reflecting appropriate correlation between pay and performance, while still providing meaningful incentives and rewards for our chief executive officer to achieve performance goals designed to benefit our stockholders.

Option Awards for Fiscal 2017 and 2016.  The option awards for fiscal 2017 and 2016 consist of stock options subject to service-based vesting conditions under which each option award vests and becomes exercisable to the extent of 25% of the underlying shares on each of the first four anniversaries of the grant date. In Table 2, these option awards are valued at the difference between the closing market price per share of CSS common stock on March 31, 2017 of $25.92 and the relevant exercise price, yielding a value of zero for each award because the exercise price for both awards exceeds such closing price.
We structured the foregoing option awards to incentivize and reward performance intended to benefit our stockholders. The value that may be realized by our chief executive officer from this award will increase only if there is stock price appreciation, which, in turn, directly benefits our stockholders. Further, given that these awards become exercisable in installments over time, they also address our objective of providing retention incentives, in addition to addressing our performance incentives objective.
Option Awards for Fiscal 2015 and Stock Awards for Fiscal 2017, 2016 and 2015.    The option awards for fiscal 2015 and the stock awards for fiscal 2017, 2016 and 2015, which consisted of RSUs, are valued at zero in Table 2 because these awards are subject to TSR performance goals that have not been attained, and these awards are therefore unearned. If the TSR performance goal applicable to an option award or a stock award is not attained on or prior to the fourth anniversary of the grant date, and in the absence of a change of control, the underlying stock options will not become earned or exercisable and the underlying RSUs will not become earned or vested and will not be settled for shares of CSS common stock.
We structured the aforementioned option and stock awards to incentivize and reward performance intended to benefit our stockholders. Our chief executive officer will realize value from these awards only if the applicable TSR performance goals are attained, and if such goals are met, the value realized by our chief executive officer will increase with the achievement of further stock price appreciation. Given that stock price appreciation is fully aligned with the interests of our stockholders, these awards are structured to drive management performance that directly benefits our stockholders.
Use of Comparative Data
In this section, we describe the comparative data considered by us in making compensatory determinations for fiscal 2017 and how that data was obtained. In later sections, we discuss how we utilized such comparative data in making our compensatory determinations.
The Human Resources Committee uses comparative compensation data to address its “competitiveness” compensation objective. Prior to making compensatory determinations for fiscal 2017, the Human Resources Committee directly engaged F.W. Cook, the Committee’s independent executive compensation adviser, to conduct an executive compensation review assessing the competitiveness of the Company’s executive compensation program and evaluate the design of its annual and long-term incentives. F.W. Cook’s review included a competitive analysis of the annual base salaries, annual incentives and long-term incentives provided to our executives using data from our peer group (described below) and from a national general industry survey. Relative to our long-term incentives, F.W. Cook assessed our share usage and fully diluted overhang and analyzed the aggregate value of our long-term incentives, in each case relative to the peer group. F.W. Cook also assessed the design of our annual and long-term incentives relative to program design data for the peer group and our own compensation and business objectives.
Our peer group consists of the following 13 public companies: Blyth, Inc.; CDI Corp.; Checkpoint Systems, Inc.; Destination Maternity Corporation; Ennis, Inc.; Hooker Furniture Corporation; JAKKS Pacific, Inc.; Knoll, Inc.; Lannett Company, Inc.; Libbey Inc.; Lifetime Brands, Inc.; National Presto Industries, Inc.; and Neenah Paper, Inc. This group was developed by F.W. Cook and approved by the Human Resources Committee, taking into account F.W. Cook’s recommendations. The peer group was selected based on similarity to CSS with regard to business type and scope of operations, measured principally by revenues, earnings, market capitalization and location. All 13 members of the current peer group were also part of the 14-member peer group used for the most recent prior executive compensation review performed by F.W. Cook, which was for fiscal 2015. One company from the fiscal 2015 peer group, Kid Brands, Inc. was removed because of its bankruptcy filing, resulting in the 13-member peer group described above.

F.W. Cook compared the annual base salaries, annual incentives and long-term incentives provided to our five most highly compensated executives to compensation data for comparable executives at each of the peer group companies and from national general industry survey. To account for the age of the peer group and survey data, F.W. Cook updated such data using a 3% per annum rate. Comparisons were based on each executive’s pay rank and position, as follows:
Executive Compensation Review – Basis for Comparison

Executive(1)	CSS position	Peer group comparison		Survey comparison
		Pay rank	Position
C.J. Munyan	President & CEO	1st	CEO	CEO
C.B. Edwards	Executive Vice President - Sales(2)	2nd	Top sales exec	n/a
V.A. Paccapaniccia	Executive Vice President - Finance & CFO	3rd	CFO	CFO
W.G. Kiesling	Vice President - Legal and Licensing & General Counsel	4th	General Counsel	Top legal exec / GC
C.A. Sorensen	Executive Vice President - Operations(3)	5th	n/a	n/a

(1)
Reflects the names of the executives who held such positions when the Executive Compensation Review was prepared in January 2016. Messrs. Paccapaniccia and Sorensen are no longer employed by CSS. They have been replaced by Messrs. Roselli and White, respectively.

(2)	At CSS’ revenue scope, the survey data did not include a functional match for top sales executive.

(3)	Neither the peer group, nor the survey data (at CSS’ revenue scope), included a functional match for top operations executive.
Based on CSS’ positioning among the peer group companies, as measured by revenue and market capitalization, F.W. Cook advised us that compensation levels approximating the 25th percentile of the peer group would be market competitive for CSS.
With regard to long-term incentives, F.W. Cook compared our equity grant practices over the prior three years to those of the peer group companies over the same period. The following parameters were addressed in such analysis: (i) annual share usage – the average number of shares granted from our equity plans as a percentage of total common shares outstanding; (ii) overhang – a measure of the dilution that stockholders would experience if all outstanding employee equity grants and all shares available for future grants under our equity plan were to become issued and outstanding shares of common stock; and (iii) valuation – a measure of the value of equity grants expressed in dollars and as a percentage of weighted average market capitalization.
Base Salaries
For fiscal 2017, the Human Resources Committee increased Mr. Munyan’s annual base salary by approximately 2.5% to $641,658. In determining Mr. Munyan’s base salary for fiscal 2017, the Human Resources Committee considered both his and CSS’ performance during fiscal 2016, his skill set and experience relative to the needs of CSS, his tenure in his current position, his salary history, his expected future contributions to the Company, and the Company’s overall budget for fiscal 2017 salary increases. The Human Resources Committee also considered comparative data from F.W. Cook’s executive compensation review indicating that Mr. Munyan’s annual base salary approximated the 25th percentile of the peer group data and the 75th percentile of the survey data. The Human Resources Committee used such comparative data as a point of reference and did not attribute any particular weight to such data relative to the other factors mentioned above.
In setting fiscal 2017 base salaries for our other named executives, the Human Resources Committee considered the same factors as those discussed above with respect to Mr. Munyan. In addition, the Human Resources Committee considered Mr. Munyan’s evaluation of each executive’s individual performance and his recommendations as to their respective salary increases. Mr. Edwards’ salary had been adjusted to $425,000 during the course of fiscal 2016 and remained at that level for fiscal 2017. Messrs. Paccapaniccia, Kiesling and Sorensen and Ms. Farley received increases ranging from 2% to 6%. For Messrs. Edwards, Paccapaniccia, Kiesling and Sorensen, the Human Resources Committee referenced data from the F.W. Cook analysis indicating that their annual base salaries generally approximated the 25th percentile indicated by the peer group data, and for Messrs. Paccapaniccia and Kiesling, the 75th percentile of the survey data. The Human Resources Committee used such comparative data as a point of reference and did not attribute any particular weight to such data relative to the other factors considered.
Annual Incentive Compensation
Fiscal 2017 Bonus Program Design
We use our bonus program to provide annual incentives. Our bonus program for fiscal 2017 had two components: (i) a performance component under our MIP for which payouts would be determined by the level of diluted EPS attained by CSS during fiscal 2017, as adjusted in accordance with criteria determined by the Human Resources Committee at the beginning of the performance period; and (ii) a discretionary component which may be paid in whole or in part at the discretion of the Human Resources Committee, taking into account individual performance. The performance and discretionary components represent 80% and 20%, respectively, of each executive’s target bonus opportunity.
Target award levels for our executives are based on a percentage of their respective annual base salaries. Maximum award levels are equal to 200% of each executive’s target award level. In addition to target and maximum awards levels, our bonus program includes a “threshold” award level, representing the minimum payout amount for a specified level of performance relative to a goal. For fiscal 2017, the target award level percentages, and the threshold, target and maximum award amounts, were as follows:
Fiscal 2017 Bonus Program Summary(1)

Executive	Target as a % of base salary	Threshold ($)	Target ($)	Maximum ($)
C.J. Munyan	100%	102,614	641,658	1,283,316
D.F. McHugh	50%	19,130	119,620	239,239
V.A. Paccapaniccia	80%	49,478	309,391	618,782
C.B. Edwards	80%	54,373	340,000	680,000
W.G. Kiesling	80%	47,503	297,042	594,083
C.L. Farley	60%	23,347	145,993	291,986
C.A. Sorensen	60%	27,682	173,101	346,202
______________________

(1)
The threshold column assumes no payouts under the discretionary component. The target and maximum columns assume payouts under the discretionary component at the target and maximum levels, respectively.

The Human Resources Committee set target award levels for fiscal 2017 using the same percentages used in fiscal 2016, except that Mr. Edwards target award level was increased from 70% to 80%. These percentages are designed to make a meaningful portion of each executive’s target annual cash compensation (i.e., salary, plus target annual incentive compensation) dependent on the achievement of performance objectives, and, in the case of the discretionary component, subject to Human Resources Committee discretion. The Committee retained the same target percentages that were used in the prior year in part because, taking into consideration F.W. Cook’s executive compensation review, the Committee believes that they result in target award levels that are competitive.
Under the performance component, there are no payouts unless CSS achieves diluted EPS (after adjustments in accordance with criteria determined by the Human Resources Committee at the beginning of the performance period) in excess of a minimum “threshold” level. If the threshold level is exceeded, payouts depend on the extent to which the attained level of diluted EPS exceeds the minimum level. Likewise, specified “target” and “maximum” diluted EPS levels must be reached for payouts to be made at the target and maximum levels, respectively. The threshold, target and maximum levels for diluted EPS were determined by the Human Resources Committee at the beginning of the performance period.
For fiscal 2017, the Human Resources Committee set the threshold level of diluted EPS at $1.67 per share. At that level payouts would be equal to approximately 19.9% of each executive’s target amount for the performance component. At higher levels, each executive’s payout under the performance component would be higher. The magnitude of the increased payouts would be determined by the extent to which the threshold level was exceeded. If the target level for diluted EPS of $2.13 per share was attained, then payouts would be equal to 100% of each executive’s target amount for the performance component. If the achieved level of EPS exceeded the target level, payouts would be increased further (based on the extent to which the target level was exceeded), subject to a maximum payout equal to 200% of each executive’s target for the performance component, which would require diluted EPS of at least $2.57 per share.
The Human Resources Committee retains discretion to reduce or eliminate any payout under the performance component based on individual performance or any other factors that the Human Resources Committee deems appropriate.
The Human Resources Committee selected EPS as a principal measure of performance because the Committee believes it is a fundamental “bottom line” indicator of the ability of our executives to enhance return for our stockholders. At the time that the Human Resources Committee set the threshold, target and maximum levels for EPS, the Committee believed that results above the threshold levels were reasonably attainable with a strong performance, and that results near or at the target levels would be challenging to achieve. The Human Resources Committee also believed that actual achievement of the threshold and target levels was substantially uncertain.
Payouts, if any, under the discretionary component are determined in the sole discretion of the Human Resources Committee, taking into account individual performance. The discretionary component provides the Human Resources Committee with flexibility to differentiate individual bonus payouts, which in turn allows the Committee to incentivize and reward individual achievements and performance.
No Payouts to Executive Officers under the Bonus Program for Fiscal 2017
There were no payouts to our executive officers under our bonus program for fiscal 2017. No payouts were provided to bonus program participants under the performance component because CSS did not attain the minimum “threshold” level of diluted EPS required for payouts. In determining that the threshold level was not achieved, the Human Resources Committee adjusted EPS to exclude the effect of “bargain purchase” gains realized in fiscal 2017 in connection with certain acquisitions, as reflected in the Company’s financial statements for fiscal 2017. Regarding the discretionary component, the Human Resources Committee determined that no payouts would be provided to our executive officers based on the Company’s financial performance during fiscal 2017.

Commission Arrangement
In August 2016, the Human Resources Committee approved a sales commission arrangement with Mr. Edwards under which he could earn sales commissions based on net sales generated from the sale and shipment of certain goods to certain customers during the period beginning August 1, 2016 and ending March 31, 2017. The commission rates varied depending on the level of eligible net sales achieved during the program period and fell within a range of 2 to 3% of eligible net sales. The arrangement was structured to create performance incentives for sales and shipments that would contribute favorably to our fiscal 2017 financial results. The payout of $8,728, determined based on the level of relevant net sales achieved, was approved by the Human Resources Committee in June 2017.

Long-Term Incentives—Equity Compensation
We utilize equity compensation as our principal method for providing long-term incentives. For fiscal 2017, we granted equity awards to our named executives in the form of performance-based RSUs and service-based option awards.1 We grant RSUs and options as part of our long-term incentives to address our compensation objectives of providing performance, retention and ownership incentives. Our fiscal 2017 long-term incentive awards are further described below. In structuring and implementing these awards, the Human Resources Committee considered the advice and recommendations of F.W. Cook.
The options awards granted to our named executives for fiscal 2017 have a seven-year term and are subject to service-based vesting conditions requiring the executive to remain employed with us on the relevant vesting date. They vest in equal installments on each of the first four anniversaries of May 31, 2016, the grant date, and become exercisable from and after the vesting date until they expire or are terminated in connection with a termination of the executive’s employment with us. Because the exercise price of $27.48 is equal to the closing price on the last trading day prior to the grant date, the value that our executives may realize from these awards is entirely dependent on stock price appreciation.
We granted service-based stock options in fiscal 2017 in part because we believe that they provide inherent performance incentives, given that value realization is entirely dependent upon the achievement of stock price appreciation, which, in turn, directly benefits our stockholders. As such, our fiscal 2017 service-based stock options are designed to bolster the alignment of interests between management and our stockholders.
The RSUs granted to our named executives in fiscal 2017 are subject to a performance goal requiring attainment of TSR of at least 25% within a four-year performance period which commenced on the grant date, May 31, 2016. TSR is measured by stock price performance and dividend accumulation and reinvestment. Attainment of the performance goal is determined by comparing: (a) the average closing price for a share of CSS common stock (as adjusted to reflect reinvestment of dividends paid) over a period of 60 consecutive trading days during the performance period, to (b) $27.48 per share, the closing price per share on the last trading day prior to the grant date.
If the TSR performance goal is not satisfied by the fourth anniversary of the grant date, then the RSUs will not become earned and will expire on such anniversary date, except that the RSUs will become earned and vested if a change of control occurs before any such expiration. Otherwise, the RSUs will become earned upon satisfaction of the performance goal, and the date on which RSUs become vested will depend on the period in which the performance goal becomes satisfied, as reflected in the table below:
Vesting schedule for performance-based RSUs

Period in which performance goal is satisfied	Vesting schedule for RSUs
During the 1st year following the grant date	50% on the 3rd anniversary of the grant date, and 50% on the 4th anniversary of the grant date
During the 2nd year following the grant date
During the 3rd year following the grant date
During the 4th year following the grant date	100% on the 4th anniversary of the grant date
The foregoing RSUs are also subject to service-based vesting conditions requiring the executive to remain employed with us on the relevant vesting date. If and to the extent that RSUs become vested, they will be redeemed automatically for shares of CSS common stock on the fourth anniversary of the grant date.
We established a performance goal for our fiscal 2017 RSU grants to further the alignment of interests between management and our stockholders by requiring stockholder value to be enhanced to a certain minimum extent as a prerequisite to management’s ability to realize value from such grants. We chose TSR
1 Mr. Roselli did not receive a long-term incentive award for fiscal 2017 because he joined CSS approximately six weeks prior to the end of fiscal 2017. Based on his position at the time that fiscal 2017 long-term incentives were awarded, Mr. McHugh received service-based RSUs, and he did not receive an option award.

as the performance metric because we believe it is a reliable indicator of management’s effectiveness at enhancing stockholder value over time. At the time that we set the performance goal requiring TSR of not less than 25%, we believed that achievement of such goal was substantially uncertain.
To determine the number of stock options and RSUs granted to each of our named executives for fiscal 2017, the Human Resources Committee developed an aggregate grant date fair value “pool” and then made allocations to individual grantees based on the estimated grant date fair value for stock options and RSUs, respectively. The Committee determined to allocate approximately two-thirds of each named executive’s individual award to stock options and the remaining part of approximately one-third to RSUs, based on the estimated grant date fair value for each award type.
In determining the size of the grant pool, the Human Resources Committee considered the results of F.W. Cook’s analysis of our grant practices over the preceding three fiscal years as compared to our peer group’s grant practices over the same period with respect to share usage, overhang and aggregate grant date fair value. Based on its consideration of these factors, the Human Resources Committee determined not to make any material changes with respect to the size of the pool for fiscal 2017.
In determining our named executives’ individual grant levels for fiscal 2017, the Human Resources Committee considered their grant levels in the preceding year; their performance; their expected future contributions; the Committee’s compensation objectives to provide appropriate performance, ownership and retention incentives; and the advice and recommendations of F.W. Cook. In the case of Mr. Munyan, the Human Resources Committee also considered the performance of CSS in fiscal 2016. Furthermore, in the case of executives other than Mr. Munyan, the Human Resources Committee considered Mr. Munyan’s recommendations. Mr. Munyan did not recommend a grant level with regard to himself. The Human Resources Committee did not attribute any particular weight to the individual factors considered.
Fiscal 2018 Long-term Incentive Awards
On June 12, 2017, our Human Resources Committee granted service-based stock options and service-based RSUs to our named executive officers as follows:
Fiscal 2018 Long Term Incentive Awards

Executive(1)	Shares underlying stock option grants (#)	Shares underlying RSU grants (#)
C.J. Munyan	41,400	7,450
J.M. Roselli	10,000	10,000
C.B. Edwards	17,500	2,900
W.G. Kiesling	10,000	1,700
C.L. Farley	13,500	2,000

(1)
Messrs. Paccapaniccia and Sorensen are not listed because they are no longer employed with CSS and did not receive grants. Mr. McHugh is not listed because he ceased serving as an executive officer prior to the grant date.

The foregoing grants were made under our 2013 Stock Plan. The stock options have an exercise price of $27.56 per share, which was the closing price per share on the last trading day prior to the grant date, are subject to service-based vesting, become exercisable in increments to the extent of 25% of the underlying shares on each of the first four anniversaries of the grant date, and have a ten-year term. Subject to the satisfaction of service-based vesting conditions, the RSUs will vest and be settled, on a one-to-one basis, for shares of CSS common stock in equal installments on each of the third and fourth anniversaries of the grant date.

Equity Ownership Policy
We have an equity ownership policy that is applicable to our named executives. This policy provides that if an executive acquires shares of our common stock through the exercise of a stock option or through the vesting of other forms of equity compensation, the executive officer must not sell or transfer such shares unless the value of the executive’s remaining holdings of CSS common stock after giving effect to such sale or transfer is at least equal to a specified multiple of the executive’s salary. The multiple is 2x for Mr. Munyan, 1x for Mr. McHugh, and 1.5x for each of the other named executive officers.
For purposes of determining a named executive’s required level of ownership under the policy, such executive’s salary is deemed to be his or her annual base salary on a specified measurement date. The measurement date, which is automatically updated once every three years, is currently April 1, 2017. Effective on the third anniversary of such date, the measurement date will automatically become April 1, 2020. In determining an executive’s level of ownership for purposes of the policy, shares of CSS common stock owned by the executive are valued at the greater of: (i) the then-current fair market value of such shares, or (ii) the consideration paid by the executive to acquire such shares.
Exceptions under the policy allow an executive to sell or transfer shares of CSS common stock as follows:

•
as part of the exercise of a stock option, a portion of the shares of CSS common stock acquired (or otherwise already owned by the executive) may be sold or transferred provided that the amount of shares so sold or transferred does not exceed the amount required to satisfy the exercise price; and

•
as part of the exercise of a stock option or when other forms of equity compensation are settled for shares, a portion of the shares of CSS common stock acquired (or otherwise already owned by the executive) may be sold for the purpose of paying federal and/or state income taxes resulting from such exercise or settlement in an amount not exceeding the amount of such taxes, and additional shares of CSS common stock may be sold in an amount equal to no more than 50% (25% in the case of the chief executive officer) of the after-tax net profits resulting from such exercise or vesting.

Additionally, the Human Resources Committee has discretionary authority to permit a sale of CSS common stock that otherwise would not be permissible under the policy following the Human Resources Committee’s consideration of a request for hardship relief. No such requests have been made by any of our named executive officers.
Under the policy, if an executive sells shares of CSS common stock in violation of the policy, the executive will not be eligible to receive grants of equity compensation for a period of two years after the date of the violation or the date that the Human Resources Committee becomes aware of the violation, whichever is later. Each of our named executives has maintained compliance with our ownership policy.
Stock Option Grant Practices. The Human Resources Committee considers stock option grant recommendations for annual long-term incentive awards once per year, so that grants become effective on the third trading day after the public release of our financial results for the preceding fiscal year. Additionally, the Human Resources Committee considers stock option grant recommendations for new hires and promotions on a quarterly basis, so that grants become effective on the third trading day after the public release of our financial results for the preceding fiscal quarter. We selected this timing to correspond to the quarterly termination of trading restrictions under our Personal Securities Transactions Guidelines. Under these guidelines, we impose a quarterly “blackout,” during which our named executive officers and other specified persons may not trade in our securities. The blackout period begins two weeks prior to the end of each quarter and continues for two trading days after we publicly release financial results for the quarter.
Executive Officers Role in Determining Compensation for Named Executive Officers. With respect to our fiscal year ended March 31, 2017, Messrs. Munyan and Kiesling, aided by our human resources staff and F.W. Cook, provided information and recommendations to the Human Resources Committee to assist it in determining compensation levels. Mr. Munyan did not make recommendations as to his own compensation. While the Human Resources Committee utilized this information, and valued Mr. Munyan’s recommendations with regard to equity compensation grant levels for named executives and with regard to the other elements of compensation of the Company’s named executives, the ultimate decisions regarding executive compensation were made by the Human Resources Committee.
Personal Benefits. We provide to our named executive officers limited personal benefits that we believe are appropriate as part of a competitive compensation package. These benefits include personal use of a company-leased automobile. In addition, each named executive officer participates in our medical expense reimbursement program, which provides reimbursement of up to $5,000 per year for out-of-pocket medical expenses and prescription drug costs not covered by insurance. Additionally, each named executive officer employed is eligible to receive reimbursement of health club membership costs. The amount of reimbursement varies with monthly usage and was capped at $50 per month in fiscal 2017. During fiscal 2017, we also paid the premiums for supplemental life insurance policies for Messrs. Munyan, Kiesling and Sorensen. These policies provide a death benefit of $500,000 for each of Messrs. Munyan and Kiesling and $150,000 for Mr. Sorensen. The incremental cost to us of these benefits is reflected in the “All other compensation” column of the Summary Compensation Table.
Ongoing And Post-Employment Compensation
As discussed below, we have plans and agreements that address compensation for our named executive officers that accrue value as the named executive officer continues to work for us, provide special benefits upon certain types of termination events or provide retirement benefits. These plans and agreements are designed to be part of a competitive compensation package.
Severance Pay Plan for Senior Management and Other Severance Arrangements
We have a Severance Pay Plan for Senior Management (the “SPP”), the purpose of which is to alleviate some of the financial hardship that eligible participants may experience when their employment is terminated. In addition, the SPP is designed to provide consistent, uniform severance practices to be used for eligible participants throughout our organization. The SPP applies to all of our named executives other than those who are subject to individual severance arrangements that provide benefits in excess of benefits provided under the SPP. The SPP contains default provisions (described below) that are applicable unless the Human Resources Committee exercises discretionary authority to override these provisions of the SPP, including provisions regarding eligibility to receive payments and medical benefits under the SPP and the amount of those payments and benefits.
The SPP generally provides for benefits and other payments if an executive’s employment is terminated for any reason other than cause, death, disability, voluntary resignation, retirement, or the executive’s refusal to accept our offer of a “comparable job,” as defined in the SPP. The SPP provides for payment of an amount equal to the executive’s salary, and provision of medical insurance coverage (less normal employee premium contributions) for a specified period of time, payable over that period of time, based on years of service. The maximum benefit under the SPP is a payment of one year’s salary and a provision of medical insurance coverage (less normal employee premium contributions) for one year. The SPP also provides a tax reimbursement payment equal to the income and payroll taxes the participant incurs solely with respect to Company-paid or reimbursed medical insurance premiums. Because the SPP is designed, in essence, to provide supplemental employment benefits, it does not provide additional benefits upon a change of control.
As noted above, the SPP does not apply to executives who have individual severance arrangements in excess of benefits provided under the SPP. This exclusion applies to Mr. Munyan because he has an individual severance arrangement that provides benefits in excess of those available under the SPP. Upon termination without cause, Mr. Munyan would receive salary continuation benefits for 24 months under this individual severance arrangement. Any payments due to Mr. Munyan more than one year after termination would be reduced by any compensation he receives for his services following the one-year anniversary of such termination. Under Mr. Munyan’s individual severance arrangement, we would also provide him with certain medical benefits for up to 18 months and limited outplacement services.
All of the termination payments described above are contingent upon our receipt of a release of claims from the participant. For further information, see the discussion of the SPP and of our individual severance arrangements with Mr. Munyan under POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL.

Change of Control Severance Pay Plan for Executive Management
We have a Change of Control Severance Pay Plan for Executive Management (the “COC Plan”) under which certain executives, including Messrs. Munyan, Roselli, Edwards, Kiesling, White and Ms. Farley are eligible to receive severance payments if (1) a “change of control” occurs, and (2) during the two-year period beginning on the date of such change of control, a covered executive’s employment is terminated for any reason other than for “cause” or a covered executive terminates his or her employment for “good reason.” The purpose of the COC Plan is to alleviate some of the financial hardship that covered executives may experience when their employment is terminated for a reason covered by the COC Plan following a change of control.
An executive qualifying for severance payments under the COC Plan will receive: (i) a payment equal to his or her “adjusted compensation” multiplied by 1.5 (2 in the case of Mr. Munyan); (ii) a payment equal to his or her target bonus opportunity for the fiscal year in which his or her employment terminates, pro-rated to reflect his or her period of service during that fiscal year; and (iii) reimbursement for up to 18 months of medical insurance premiums (less normal employee premium contributions) paid by the executive for post-employment participation in company-sponsored medical insurance programs. The COC Plan also provides a tax reimbursement payment equal to the income and payroll taxes the executive incurs solely with respect to such medical insurance premium reimbursements.
Under the COC Plan, an executive’s adjusted compensation is equal to his or her (i) annual base salary at termination, plus (ii) average annual bonus during the three fiscal years prior to the fiscal year in which his or her employment terminates. Payments under the COC Plan (other than those related to medical insurance premiums) will be paid in a cash lump sum payment within sixty days after an executive’s employment terminates, unless delay is required to avoid adverse consequences under Section 409A of the Internal Revenue Code of 1986 (the “Code”). Reimbursements related to medical insurance premiums and the tax reimbursement payments thereon will be paid on a monthly basis under the COC Plan.
An executive is not eligible to receive benefits under the COC Plan if: (i) he or she has an employment contract providing for severance payments in excess of those he or she would be eligible to receive under the COC Plan, or (ii) he or she elects to receive severance benefits under another severance pay plan, such as the SPP. To be eligible for severance payments under the COC Plan, an executive must satisfy certain other criteria, including the execution and delivery of a release of claims which includes certain non-competition and non-solicitation covenants.
401(k) Plan
The CSS Industries, Inc. 401(k) Plan (“401(k) Plan”) is a tax-qualified defined contribution plan available to salaried employees of CSS and its subsidiaries that participate in the plan. All of our named executives qualify to participate in the 401(k) Plan. Under the plan, an employee may contribute, subject to plan limitations and limitations under the Code, up to a maximum of 100% of his or her cash compensation on a pre-tax basis. The Code generally limits employee pre-tax contributions to $18,000 per year for 2017 and 2016. During fiscal 2017, we provided a matching contribution equal to 50% of the first 5% (4% prior to May 1, 2016) of the eligible cash compensation that an employee contributed during the fiscal year.
In addition, the plan provides a profit-sharing feature under which we may make a discretionary annual contribution for allocation among the accounts of eligible participants in accordance with applicable provisions of the plan. Annual compensation in excess of a limit imposed under Section 401(a)(17)(A) of the Code (the “Contribution Limit”) must be disregarded for purposes of such discretionary contributions. The Contribution Limit is $270,000 for 2017 and was $265,000 for 2016.
The timing and amount of any profit-sharing contributions under the 401(k) Plan are determined by the committee having responsibility for day to day administration of the plan (“Plan Committee”). The Plan Committee is comprised of certain members of CSS senior management, including Messrs. Kiesling and McHugh. As a matter of practice, the Plan Committee will not approve profit-sharing contributions except with the prior approval of the Human Resources Committee. We did not make profit-sharing contribution under the 401(k) Plan during our fiscal year ended March 31, 2017, and we have not done so in many years.

Under the 401(k) Plan, matching and profit-sharing contributions for the account of a participant vest incrementally beginning upon a participant’s completion of two years of service with us, and become fully vested upon completion of six years of service with us. Vesting is accelerated if a participant reaches age 65 or upon the participant’s death or disability. Amounts credited to an employee’s account in the plan may be invested among a number of funds. A participant’s account is adjusted to reflect the rate of return, positive or negative, on the investments.
Nonqualified Deferred Compensation
Deferred Compensation Plan (“DCP”). During fiscal 2017, our Board adopted a nonqualified deferred compensation plan that provides our named executives and other eligible employees with the opportunity to defer up to 50% of their eligible compensation to the DCP. In addition, if approved by the Board or the Human Resources Committee, we may make matching and discretionary contributions to participant accounts under the DCP. While certain of our named executives elected to defer compensation to the DCP in fiscal 2017, we did not make any matching or discretionary contributions to the DCP in fiscal 2017.
A participant’s deferrals of compensation and employer contributions (if any) are credited to a notional bookkeeping account in the name of the participant under the DCP. Each participant’s account is credited or debited with notional investment gains and losses equal to the experience of selected investment funds offered under the DCP and elected by the participant. Participants may periodically reallocate their account balances among the available notional investment options, as permitted by the DCP administrator. For additional information, see discussion under Nonqualified Deferred Compensation – Fiscal 2017.
Supplemental Executive Retirement Plan (“SERP”). Two of our named executives, Messrs. Munyan and Kiesling, have account balances in a “legacy” SERP that was used in years past to provide benefits to certain executives to the extent that their compensation exceeded the amount that was eligible to receive profit sharing contributions under our tax-qualified 401(k) plan. The Human Resources Committee may also credit a discretionary contribution to a participant’s account under the SERP, even in the absence of a profit sharing contribution under our tax-qualified 401(k) plan. Although the SERP remains in effect, and we have the ability to make contributions to the SERP in the future, we did not contribute to the SERP in fiscal 2017, and we have not done so in many years.
Participant account balances in the SERP are adjusted by the investment performance of investment benchmarks selected by the participant. Participants may select from one of four notional investments and may change their selected investment benchmarks with such frequency as may be permitted by the Human Resources Committee. For additional information, see Nonqualified Deferred Compensation – Fiscal 2017.
Tax Considerations
Section 162(m) of the Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a public company to its chief executive officer or certain other officers, unless certain conditions are met. Generally, compensation qualifying as “qualified performance-based compensation” under Section 162(m) of the Code is exempt from the $1 million deductibility limit otherwise imposed by Section 162(m).
Our 2004 Stock Plan and our 2013 Stock Plan are designed to exempt income realized on the exercise of stock options from the deductibility limit imposed by Section 162(m) of the Code. Additionally, these plans provide the Human Resources Committee with the flexibility to grant restricted stock awards and stock bonus awards that qualify for the “qualified performance-based compensation” exemption under Section 162(m) of the Code. Likewise, our MIP contains provisions providing the Human Resources Committee with the flexibility to grant incentive awards that qualify for exemption from the $1 million deductibility limit under Section 162(m) of the Code.
While we consider the potential impact of Section 162(m) of the Code in making our compensatory decisions, we retain the ability to authorize compensation that may not be deductible if we believe it is in the best interests of CSS to do so. For our fiscal year ended March 31, 2017, we believe that all of the compensation paid to our executives was deductible.

HUMAN RESOURCES COMMITTEE REPORT
The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by SEC regulations. Based upon its review and discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis that precedes this report be included in this Proxy Statement.
HUMAN RESOURCES COMMITTEE,
Elam M. Hitchner, III, Chair
Robert E. Chappell
Rebecca C. Matthias
Harry J. Mullany, III

EXECUTIVE COMPENSATION
Summary Compensation Table – Fiscal 2017
The following table provides information about the fiscal 2017 compensation of our chief executive officer, our chief financial officer, and our three other most highly compensated employees serving as executive officers as of the end of fiscal 2017. As required by SEC rules, the table also includes information about the fiscal 2017 compensation provided to Messrs. Paccapaniccia and McHugh, each of whom served as chief financial officer during part of fiscal 2017, and Mr. Sorensen, who served as an executive officer for part of fiscal 2017. The table below also includes compensation information for the two immediately preceding fiscal years for each executive listed below who also was listed in the Summary Compensation Table of our proxy statements for those preceding fiscal years.
Summary Compensation Table – Fiscal 2017

Name and principal position	Year(1)	Salary ($)	Bonus(2) ($)	Stock awards(3) ($)	Option awards(4) ($)	Non- equity incentive plan compen-sation(5) ($)	Change in pension value and nonqualified deferred compensation earnings(6) ($)	All other compen-sation(7) ($)	Total ($)
Christopher J. Munyan	2017	641,658	—	184,147	312,500	—	31,283	28,821	1,198,409
President and Chief Executive Officer	2016	626,008	81,380	177,216	356,475	296,628	—	26,344	1,564,051
	2015	607,775	72,933	178,200	360,360	385,913	20,546	34,967	1,660,694

John M. Roselli(8)	2017	38,589	—	—	—	—	—	772	39,361
Executive Vice President–Finance and Chief Financial Officer

David F. McHugh(9)	2017	239,239	37,500	24,140	—	—	1	19,787	320,667
Vice President - Finance (and former interim Chief Financial Officer)

Vincent A. Paccapaniccia(10)	2017	178,743	—	73,143	131,250	—	—	14,084	397,220
Former Executive Vice President–Finance and Chief Financial Officer	2016	376,388	31,315	73,840	147,000	142,678	—	26,900	798,121
	2015	365,424	36,835	72,617	150,150	185,624	—	27,342	837,991

Carey B. Edwards	2017	425,000	—	73,143	131,250	8,728	83	16,168	654,372
Executive Vice President–Sales	2016	364,803	22,838	59,072	117,600	120,238		10,965	695,516

William G. Kiesling	2017	371,302	—	43,025	84,375	—	3,505	23,770	525,977
Vice President–Legal and Licensing and General Counsel	2016	364,022	30,287	46,150	94,080	137,990	—	39,887	712,416
	2015	356,884	35,974	72,617	150,150	181,286	2,119	31,728	830,758

Cara L. Farley	2017	243,322	—	43,025	84,375	—	29	5,737	376,488
Senior Vice President–Marketing and Product Development

Christian A. Sorensen(11)	2017	288,502	—	43,025	84,375	—	—	347,952	763,854
Former Executive Vice President–Operations	2016	281,465	16,045	46,150	94,080	80,022	—	8,255	526,017
	2015	270,639	24,358	45,441	93,324	103,107	—	7,581	544,450
___________________________

(1)	Reflects data for our fiscal year ended March 31 of the indicated year.

(2)
Reflects, with respect to Mr. McHugh for fiscal 2017, the aggregate amount of bonus compensation provided at the rate of $5,000 per month during the period that Mr. McHugh served as interim Chief Financial Officer. Otherwise, this column reflects payouts under the discretionary component of our bonus program. For further information, see Annual Incentive Compensation.

(3)
Reflects the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Assumptions used to determine the aggregate grant date fair value for grants made in fiscal 2017, 2016 and 2015, respectively, are set forth in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2017. The awards for fiscal 2017, 2016 and 2015 are subject to performance conditions which have not yet been satisfied. For information on the number of shares underlying fiscal 2017 grants, see the table and discussion under Grants of Plan-Based Awards – Fiscal 2017.

(4)
Reflects the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used to determine the aggregate grant date fair value for fiscal 2017, 2016 and 2015, respectively, are set forth in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2017. The awards for fiscal 2015 are subject to performance conditions which have not yet been satisfied. For information regarding the number of shares underlying fiscal 2017 stock option grants and exercise prices, see the table and discussion under Grants of Plan-Based Awards – Fiscal 2017.

(5)
Except as noted for Mr. Edwards for fiscal 2017, reflects payouts under the performance component of our bonus program for the relevant fiscal year based on the achievement of applicable performance criteria. For further information, see Annual Incentive Compensation. For fiscal 2017 for Mr. Edwards, this column reflects a payout under a sales commission arrangement. For further information, see Commission Arrangement.

(6)	Reflects all aggregate earnings on the executive’s deferred compensation account(s). See Nonqualified Deferred Compensation – Fiscal 2017 for further information.
(7)Amounts included under “All other compensation” are identified by type in the table that follows. A symbol under an executive’s name indicates that the executive received the item of compensation or benefit identified to the left thereof.
Components of “All other compensation”

Type	C.J. Munyan	J.M. Roselli	D.F. McHugh	V.A. Paccapaniccia	C.B. Edwards	W.G. Kiesling	C.L. Farley	C.A. Sorensen
Matching contributions under tax qualified 401(k) and profit sharing plans	●	—	●	●	●	●	●	●
Personal use of company car	▲	●	▲	●	●	▲	●	●
Reimbursement of medical and prescription costs not covered by insurance	●	—	●	●	●	—	—	●
Supplemental life insurance policy premiums	●	—	—	—	—	●	—	●
Health club fees	●	—	—	●	●	—	—	—
Outplacement benefits	—	—	—	—	—	—	—	●
Severance payments(A)	—	—	—	—	—	—	—	288,502
Post-employment medical benefits(B)	—	—	—	—	—	—	—	25,176
Tax reimbursements on post-employment medical benefits(C)	—	—	—	—	—	—	—	10,796

●	Denotes an item provided at an aggregate incremental cost to us of less than $10,000.
▲	Denotes an item provided at an aggregate incremental cost to us of less than $25,000.
(A)	Denotes amounts paid or to be paid as severance pay under separation agreement between the Company and Mr. Sorensen, whose employment with the Company terminated on May 12, 2017.
(B)	Denotes amounts accrued to provide certain post-employment medical benefits to Mr. Sorensen, as provided in his separation agreement.
(C)	Denotes amounts accrued to provide tax reimbursement payments to Mr. Sorensen with respect to the post-employment medical benefits described in Note (B) above.

(8)	Mr. Roselli joined CSS in February 2017.

(9)	Mr. McHugh served as interim Chief Financial Officer of CSS from August 2016 until February 2017. He currently serves as Vice President – Finance.

(10)	Mr. Paccapaniccia served as Chief Financial Officer during fiscal 2017 until he resigned from that position in August 2016. He left CSS in September 2016.

(11)
Mr. Sorensen served as our Executive Vice President – Operations during fiscal 2017 until he transitioned into a different role in March 2017. He left CSS in May 2017. We provide severance payments and medical benefits to Mr. Sorensen under a separation agreement entered into in connection with the termination of his employment. See Severance Agreements for further information.

Employment Agreements
We have employment agreements or offer letters with Messrs. Munyan, Roselli, Edwards and Ms. Farley. Each such agreement or letter contains post-termination non-competition obligations on the part of the executive extending until one year after his or her last day of employment. Below is a description of other terms contained in such employment agreements and offer letters:
Christopher J. Munyan.    The agreement with Mr. Munyan provides for: (i) an employment term as president and chief executive officer of CSS that presently extends until June 30, 2019, unless earlier terminated by either party, and (ii) automatic renewal of such employment term for a two-year term effective July 1 of each year, unless either party elects to prevent such renewal by providing written notice of such election to the other party at least ninety (90) days prior to July 1 of each year. The Human Resources Committee determines Mr. Munyan’s annual base salary, target incentive compensation opportunity amount, and the form and amount of his long term incentives.
John M. Roselli. The offer letter with Mr. Roselli provides for: (i) an annual base salary of $350,000 effective through fiscal 2018, (ii) participation in our annual bonus program with a target bonus opportunity amount equal to 80% of Mr. Roselli’s annual base salary commencing in our 2018 fiscal year, and (iii) a recommendation to be provided to the Human Resources Committee for a grant to Mr. Roselli of a stock option award to acquire 10,000 shares of CSS common stock and a stock award for 10,000 restricted stock units which, upon vesting, will be settled for shares of CSS common stock on a 1-for-1 basis. These awards were granted in June 2017.
Carey B. Edwards. The agreement with Mr. Edwards provides for: (i) an employment term that extends until March 31, 2018, unless earlier terminated by either party, and (ii) participation in our annual bonus program with a target bonus opportunity amount equal to 80% of Mr. Edward’s then-current annual base salary commencing in our 2017 fiscal year. The Human Resources Committee determines Mr. Edwards’ annual base salary and the form and amount of any long term incentives provided to him.
Cara L. Farley. The offer letter with Ms. Farley addresses her starting annual base salary from when she joined CSS in August 2015, her target bonus opportunity percentage amount for fiscal 2016 (her first year in our bonus program), and a recommendation that was to be provided to the Human Resources Committee for certain equity compensation awards to be provided to Ms. Farley in connection with the commencement of her employment with us. Such awards have since been granted. The Human Resources Committee determines Ms. Farley’s annual base salary, target incentive compensation opportunity amount, and the form and amount of her long term incentives.
Under the aforementioned agreements and offer letters with Messrs. Munyan and Edwards and Ms. Farley, severance payments and/or medical benefits may be provided to such executives if a specified triggering event occurs. For further information, see the discussion under Severance Agreements.
Commission Arrangement
We had a sales commission arrangement with Mr. Edwards under which he earned sales commissions based on net sales generated from the sale and shipment of certain goods to certain customers during the period beginning August 1, 2016 and ending March 31, 2017. The commission rates varied depending on the level of eligible net sales achieved during the program period and were within a range of 2 to 3% of eligible net sales. The commission arrangement was approved by the Human Resources Committee in August 2016, and the payout thereunder was approved by the Human Resources Committee in June 2017.
Grants of Plan-Based Awards – Fiscal 2017
The following table provides information regarding plan-based awards granted in fiscal 2017 to the executives named in the Summary Compensation Table, other than Mr. Roselli, who, having joined CSS approximately six weeks prior to the end of fiscal 2017, did not receive any such grants in fiscal 2017.
Grants of Plan Based Awards – Fiscal 2017

Name	Grant date	Estimated possible payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)	Exercise or base price of option awards(3) ($/Sh)	Grant date fair value of stock and option awards(4) ($)
		Threshold ($)	Target ($)	Max. ($)	Target (#)
C.J. Munyan	—	102,614	513,326	1,026,653	—	—	—
	5/31/2016	—	—	—	10,700	—	184,147
	5/31/2016	—	—	—	50,000	27.48	312,500
D.F. McHugh	—	19,130	95,696	191,392	—	—	—
	5/31/2016	—	—	—	1,000	—	24,140
V.A. Paccapaniccia	—	49,478	247,513	495,026	—	—	—
	5/31/2016	—	—	—	4,250	—	73,143
	5/31/2016	—	—	—	21,000	27.48	131,250
C.B. Edwards	—	54,373	272,000	544,000	—	—	—
	5/31/2016	—	—	—	4,250	—	73,143
	5/31/2016	—	—	—	21,000	27.48	131,250
W.G. Kiesling	—	47,503	237,633	475,267	—	—	—
	5/31/2016	—	—	—	2,500	—	43,025
	5/31/2016	—	—	—	13,500	27.48	84,375
C.L. Farley	—	23,347	116,795	233,589	—	—	—
	5/31/2016	—	—	—	2,500	—	43,025
	5/31/2016	—	—	—	13,500	27.48	84,375
C.A. Sorensen	—	27,682	173,101	346,202	—	—	—
	5/31/2016	—	—	—	2,500	—	43,025
	5/31/2016	—	—	—	13,500	27.48	84,375

(1)
These columns reflect possible payouts under the performance component of our bonus program for fiscal 2017. Any actual payouts for the performance component would appear in the non-equity incentive plan compensation column of the Summary Compensation Table. There were no such payouts for fiscal 2017. Our bonus program also includes a discretionary component. Given that the Human Resources Committee has full discretion with regard to payouts, if any, under the discretionary component, the amounts shown in the table above do not include possible payouts under the discretionary component. Any actual payouts under the discretionary component would appear in the bonus column of the Summary Compensation Table. There were no such payouts to our named executives for fiscal 2017.

(2)
Reflects performance-based RSUs (service-based with respect to Mr. McHugh) and service-based stock options granted in fiscal 2017. Each RSU constitutes a phantom right that will be settled for one share of CSS common stock on the fourth anniversary of the grant date, contingent upon the satisfaction of applicable performance- and service-based objectives (except that the RSUs awarded to Mr. McHugh have no performance-based contingencies, and 50% of the award will vest and be settled on each of the third and fourth anniversaries of the grant date if the service-based contingencies are satisfied). For the stock options, vesting and exercisability are contingent upon the satisfaction of service-based objectives. The stock options have a seven-year term. Applicable conditions are described under Long-Term Incentives – Equity Compensation.

(3)
Reflects the exercise price for service-based stock options granted under our 2013 Stock Plan. The exercise price is equal to the closing market price on the trading day immediately preceding the grant date, as provided in our 2013 Stock Plan.

(4)
Reflects the grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

Equity Awards for Fiscal 2018
On June 12, 2017, the Human Resources Committee granted service-based stock options and service-based RSUs to our named executive officers, as described under Fiscal 2018 Long-term Incentive Awards.
Outstanding Equity Awards at Fiscal Year End – March 31, 2017
The table below provides information regarding unexercised option awards and non-vested stock awards held as of March 31, 2017 by the executive officers named in the Summary Compensation Table. Messrs. Paccapaniccia and Roselli are not listed because they did not hold any such awards as of such date.
Outstanding Equity Awards at Fiscal Year End – March 31, 2017

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options(2) (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(3) (#)	Market value of shares or units of stock that have not vested(4) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(5) (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(6) ($)
C.J. Munyan	5,500	—	—	18.25	5/27/2018	—	—	—	—
	28,650	—	—	18.48	5/21/2019	—	—	—	—
	—	—	31,750	29.55	5/24/2020	—	—	—	—
	—	—	39,000	24.52	5/23/2021	—	—	—	—
	12,125	36,375	—	27.77	5/22/2022	—	—	—	—
	—	50,000	—	27.48	5/31/2023	—	—	—	—
	—	—	—	—	—	—	—	38,300	992,736

D.F. McHugh	—	—	—	—	—	1,000	25,920	2,710	70,243

C.B. Edwards	—	—	6,750	29.55	5/24/2020	—	—	—	—
	—	—	10,100	24.52	5/23/2021	—	—	—	—
	4,000	12,000	—	27.77	5/22/2022	—	—	—	—
	—	21,000	—	27.48	5/31/2023	—	—	—	—
	—	—	—	—	—	—	—	11,300	292,896

W.G. Kiesling	3,750	—	—	18.25	5/27/2018	—	—	—	—
	8,625	—	—	18.48	5/21/2019	—	—	—	—
	—	—	13,350	29.55	5/24/2020	—	—	—	—
	—	—	16,250	24.52	5/23/2021	—	—	—	—
	3,200	9,600	—	27.77	5/22/2022	—	—	—	—
	—	13,500	—	27.48	5/31/2023	—	—	—	—
	—	—	—	—	—	—	—	13,075	338,904

C.L. Farley	2,000	6,000	—	27.18	10/30/2022	—	—	—	—
	—	13,500	—	27.48	5/31/2023	—	—	—	—
	—	—	—	—	—	4,000	103,680	2,500	64,800

C.A. Sorensen	725	—	—	18.25	5/27/2018	—	—	—	—
	7,050	—	—	18.48	5/21/2019	—	—	—	—
	—	—	6,200	29.55	5/24/2020	—	—	—	—
	—	—	10,100	24.52	5/23/2021	—	—	—	—
	3,200	9,600	—	27.77	5/22/2022	—	—	—	—
	—	13,500	—	27.48	5/31/2023	—	—	—	—
	—	—	—	—	—	—	—	9,150	237,168
(1)     Options unexercisable as of March 31, 2017 vest and become exercisable as indicated in the table below, provided that no termination of employment occurs prior to the vesting dates indicated. The unexercisable option awards held by Mr.

Sorensen as of March 31, 2017 terminated when he left the employment of CSS in May 2017.

Name	Options Unexercisable at March 31, 2017	Vesting Schedule
C.J. Munyan	36,375	12,125 on each of May 22, 2017, 2018 and 2019
	50,000	12,500 on each of May 31, 2017, 2018, 2019 and 2020

C.B. Edwards	12,000	4,000 on each of May 22, 2017, 2018 and 2019
	21,000	5,250 on each of May 31, 2017, 2018, 2019 and 2020

W.G. Kiesling	9,600	3,200 on each of May 22, 2017, 2018 and 2019
	13,500	3,375 on each of May 31, 2017, 2018, 2019 and 2020

C.L. Farley	6,000	2,000 on each of October 30, 2017, 2018 and 2019
	13,500	3,375 on each of May 31, 2017, 2018, 2019 and 2020

(2)
Options unearned and unexercisable at March 31, 2017 will not vest or become exercisable unless and until the applicable performance conditions have been satisfied, except that vesting and exercisability are accelerated upon a change of control. As shown in the table below, the vesting dates will be determined by the date on which the performance condition becomes satisfied, if at all. Vesting is also conditioned upon satisfaction of service-based vesting conditions.

Tranche	Date on which performance condition becomes satisfied	Vesting Schedule
Option awards with a May 24, 2020 option expiration date	The deadline for satisfaction of the performance condition was May 24, 2017	On May 24, 2017, all option awards expired without vesting or becoming exercisable because the performance condition was not satisfied by such date.
Option awards with a May 23, 2021 option expiration date	May 24, 2016 to May 23, 2017	75% on May 23, 2017 and 25% on May 23, 2018
	May 24, 2017 to May 23, 2018	100% on May 23, 2018
	If not satisfied by May 23, 2018	All option awards will expire without vesting or becoming exercisable, except that vesting and exercisability are accelerated upon a change of control.

(3)
Reflects shares underlying earned RSUs outstanding under our 2013 Stock Plan. Vesting is subject to the satisfaction of service-based vesting conditions. Vested RSUs automatically will be settled for an equivalent number of shares of CSS common stock on the vesting dates shown in the table below.

Vesting Date	Number of Shares
	D.F. McHugh	C.L. Farley
October 30, 2018	—	2,000
May 31, 2019	500	—
October 30, 2019	—	2,000
May 31, 2020	500	—
Total	1,000	4,000

(4)
Market value determined by multiplying the number of shares underlying earned RSUs outstanding and not vested as of March 31, 2017 by $25.92, the closing market price per share of CSS common stock on March 31, 2017.

(5)
This column reflects shares underlying unearned RSU awards outstanding as of March 31, 2017. Such awards will not vest or be settled for shares unless and until the applicable performance condition has been satisfied, except that vesting and redemption are accelerated upon a change of control. As shown in the table below, the vesting dates will be determined by the date on which the performance condition becomes satisfied, if at all. RSU awards that become vested automatically will be settled for an equivalent number of shares of CSS common stock on the fourth anniversary of the grant date. The unearned RSU awards held by Mr. Sorensen as of March 31, 2017 terminated when he left the employment of CSS in May 2017.

Tranche	Date on which performance condition becomes satisfied	Vesting Date	Number of Shares Underlying RSUs
			C.J. Munyan	D.F. McHugh	C.B. Edwards	W.G. Kiesling	C.L. Farley
RSUs granted on May 24, 2013	On May 24, 2017, all RSUs expired without becoming vested or redeemed because the performance condition was not satisfied on or before such date.	n/a	8,000	700	1,300	4,000	—
RSUs granted on May 23, 2014	On or before May 23, 2017	May 23, 2017	5,000	405	1,275	2,037	—
		May 23, 2018	5,000	405	1,275	2,038	—
	May 24, 2017 to May 23, 2018	May 23, 2018	10,000	810	2,550	4,075	—
	If not satisfied by May 23, 2018	n/a
All RSUs will expire without becoming vested or redeemed if the performance condition is not satisfied on or before May 23, 2018, except that vesting and redemption are accelerated upon a change of control.

RSUs granted on May 22, 2015	On or before May 22, 2018	May 23, 2017	4,800	600	2,125	1,250	—
		May 23, 2018	4,800	600	2,125	1,250	—
	May 23, 2018 to May 22, 2019	May 23, 2018	9,600	1,200	4,250	2,500	—
	If not satisfied by May 22, 2019	n/a
All RSUs will expire without becoming vested or redeemed if the performance condition is not satisfied on or before May 22, 2019, except that vesting and redemption are accelerated upon a change of control.

RSUs granted on May 31, 2016	On or before May 31, 2019	May 23, 2017	5,350	—	2,125	1,250	1,250
		May 23, 2018	5,350	—	2,125	1,250	1,250
	June 1, 2019 to May 31, 2020	May 23, 2018	10,700	—	4,250	2,500	2,500
	If not satisfied by May 31, 2020	n/a
All RSUs will expire without becoming vested or redeemed if the performance condition is not satisfied on or before May 31, 2020, except that vesting and redemption are accelerated upon a change of control.

(6)	Market value determined by multiplying the number of shares underlying unearned RSU awards outstanding by the closing market price of CSS common stock of $25.92 per share on March 31, 2017.
Option Exercises and Stock Vested – Fiscal 2017
The following table provides information regarding stock options exercised by our named executives during fiscal 2017 and shares of CSS common stock acquired by our named executives during fiscal 2017 upon the vesting of RSUs.
Option Exercises and Stock Vested – Fiscal 2017

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting(2) (#)	Value realized on vesting(3) ($)
C.J. Munyan	1,000	8,130	8,050	222,180
D.F. McHugh	—	—	500	13,800
V.A. Paccapaniccia	17,250	130,928	3,550	97,980
C.B. Edwards	4,250	42,033	1,750	48,300
W.G. Kiesling	—	—	3,550	97,980
C.A. Sorensen	—	—	2,000	55,200
_____________________

(1)
Value determined by multiplying the number of shares acquired upon exercise by the difference between the closing market price for a share of CSS common stock on the last trading day prior to the exercise date and the exercise price per share.

(2)
This column reflects shares acquired during fiscal 2017 with respect to RSU awards that vested during fiscal 2017. It does not include shares acquired during fiscal 2017 with respect to RSU awards that vested during fiscal 2016, but which were not settled for shares until fiscal 2017. Such shares were included in the Option Exercises and Stock Vested–Fiscal 2016 table included in our proxy statement for the 2016 Annual Meeting of Stockholders of CSS (other than with respect to Mr. McHugh, who did not appear as a named executive officer in such proxy statement). See Note (3) below for quantification.

(3)
Value determined by multiplying the number of shares underlying RSU awards that vested during fiscal 2017 by the closing market price for a share of CSS common stock on the last trading day prior to the vesting date. As reflected in Note (2) above, the table above does not include shares acquired in fiscal 2017 with respect to RSU awards that vested during fiscal 2016, which are quantified below:

Shares acquired in fiscal 2017 with respect to RSUs that vested in fiscal 2016

Name	Number of shares (#)	Value ($)
C.J. Munyan	8,050	222,180
D.F. McHugh	500	13,800
V.A. Paccapaniccia	3,550	97,980
C.B. Edwards	1,750	48,300
W.G. Kiesling	3,550	97,980
C.A. Sorensen	2,000	55,200
Nonqualified Deferred Compensation – Fiscal 2017
Deferred Compensation Plan. Our Board adopted the CSS Industries, Inc. Deferred Compensation Plan (the “DCP”) on February 6, 2017. The DCP is a nonqualified deferred compensation plan that provides eligible employees, including our named executives, with the opportunity to defer a portion of their eligible compensation to an account under the DCP. A participant may elect to defer up to 50% of his or her eligible compensation to the DCP. In addition, if approved by the Board or the Human Resources Committee, we may make matching and discretionary contributions to participant accounts under the DCP. While certain of our named executives elected to defer compensation to the DCP in fiscal 2017, we did not make any matching or discretionary contributions to the DCP in fiscal 2017.

A participant’s deferrals of compensation and employer contributions (if any) are credited to a notional bookkeeping account in the name of the participant under the DCP. Each participant’s account is credited or debited with notional investment gains and losses equal to the experience of selected investment funds offered under the DCP and elected by the participant. Participants may periodically reallocate their account balances among the available notional investment options, as permitted by the DCP administrator. Listed below are the available investment funds on which the notional investments are based and the rate of return for each fund from inception of the DCP in February 2017 until March 31, 2017 (approx. 2 months):
Deferred Compensation Plan rate of return

Investment benchmark	Rate of return
LVIP Money Market Std	0.02%
LVIP Delaware Bond Std	0.34%
LVIP MFS Value Std	1.80%
LVIP SSgA S&P 500 Index Std	2.03%
LVIP T. Rowe Price Growth Stock Std	2.94%
LVIP SSgA Mid-Cap Index Standard	1.09%
LVIP SSgA Small Cap Index Std	1.03%
LVIP SSgA International Index Standard	2.15%

Participants’ elective deferrals and earnings thereon are 100% vested at all times. Matching and discretionary contributions and earnings thereon become vested at such times as determined by the Board or the Human Resources Committee. Amounts credited to participant accounts under the DCP represent an unsecured debt of CSS. Subject to the terms of the DCP, a participant may elect to receive distribution(s) from his or her account on fixed date(s) while still employed by us, or following termination of employment. Amounts are generally payable from the DCP in the form of a lump sum distribution or in installments of up to 15 years (or a maximum of five years for in-service distributions), at the election of the participant made in accordance with the terms of the DCP, and subject to exceptions as set forth in the DCP (including in the event of a change in control or the participant’s death).
SERP. Two of our named executives, Messrs. Munyan and Kiesling, have account balances in a “legacy” SERP that was used in years past to provide benefits to certain executives to the extent that their compensation exceeded the amount that was eligible to receive profit sharing contributions under our tax-qualified 401(k) plan. The Human Resources Committee may also credit a discretionary contribution to a participant’s account under the SERP, even in the absence of a profit sharing contribution under our tax-qualified 401(k) plan. Although the SERP remains in effect, and we have the ability to make contributions to the SERP in the future, we have not contributed to the SERP in many years.
Participant account balances in the SERP are adjusted by the investment performance of investment benchmarks selected by the participant. Participants may select from one of four notional investments and may change their selected investment benchmarks with such frequency may be permitted by the Human Resources Committee. Listed below are the four available alternatives on which the notional investments are based and the rate of return for each investment alternative for the twelve months ended March 31, 2017:
SERP rate of return

Investment benchmark	Rate of return
Vanguard Prime Money Market Investor Shares	0.59%
Vanguard Total Stock Market Index Investor Shares	17.95%
Vanguard Life Strategy Growth Fund	13.08%
Vanguard Life Strategy Moderate Growth Fund	9.93%
Amounts credited to participant accounts under the SERP represent an unsecured debt of CSS. Generally, vested balances under the SERP become payable in a lump sum following termination of a participant’s employment with CSS and its affiliates in accordance with the terms of the SERP. During fiscal 2017, there were no Company contributions to accounts maintained under the SERP and no withdrawals by, or distributions to, our named executives.
Except for the DCP and the SERP, we do not maintain any other plans that provide for the deferral of compensation on a non-tax-qualified basis. The table that follows provides information with respect to the accounts that we maintain under the DCPlan and the SERP for our named executive officers who are participants in either or both of these plans.
Nonqualified deferred compensation – Fiscal 2017

Name	Executive contributions in last FY ($)	Aggregate earnings in last FY(1) ($)	Aggregate balance at last FYE(2) ($)
C.J. Munyan	2,139	31,283	274,330
D.F. McHugh	798	1	799
C.B. Edwards	8,092	83	8,175
W.G. Kiesling	—	3,505	22,948
C.L. Farley	3,094	29	3,123

(1)	The amounts in this column are also shown in the Summary Compensation Table under “Change in pension value and nonqualified deferred compensation earnings.”

(2)
All amounts in this column were fully vested as of March 31, 2017. The amounts in this column are inclusive of the following amounts disclosed as compensation in our Summary Compensation Tables for previous years: $213,958 for Mr. Munyan, $23,502 for Mr. Kiesling, and $0 for Messrs. McHugh and Edwards and Ms. Farley. For Mr. Kiesling, the aggregate amount disclosed as compensation for previous years exceeds his aggregate account balance as of March 31, 2017 due to negative investment performance in certain years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In this section, we describe payments and benefits that would be provided to our named executive officers upon several events of termination or upon a change of control, assuming that the relevant event occurred on March 31, 2017. The information in this section does not include:

•	benefits generally provided to all salaried employees;

•
provisions under our 2013 Stock Plan and 2004 Stock Plan allowing an option holder to exercise within 90 or 180 days after his or her last day of employment those stock options that were exercisable as of his or her last day of employment, other than in the case of termination for cause or voluntary resignation; and

•	benefits that would be provided upon death under supplemental life insurance policies paid for by CSS for the benefit of our named executive officers.
With respect to supplemental life insurance policies purchased for the benefit of our named executive officers, premiums paid by CSS for such policies are included in the amounts shown in the “All other compensation” column of the Summary Compensation Table.
Severance Agreements
Under our employment agreement with Mr. Munyan, we will provide severance payments and medical benefits to him if we terminate his employment (other than for cause) on or before: (a) the then-current expiration date of the employment agreement, or (b) following the expiration thereof, but only if the agreement expires due to the sending by us of a non-renewal notice to Mr. Munyan. Under our employment agreement with Mr. Edwards, we will provide severance payments to him if we terminate his employment other than for cause prior to March 31, 2018. Under the offer letter between us and Ms. Farley, we will provide severance payments to her if we terminate her employment other than for cause.
Severance payments under the foregoing employment agreements would consist of a continuation of salary payments, at the executive’s then-current annual base salary for a period of two years for Mr. Munyan, one year for Mr. Edwards, and six months for Ms. Farley. Such payments would be made in equal installments in accordance with our normal payroll cycle for active employees, and commencement of such payments will be delayed as necessary to avoid adverse consequences under Section 409A of the Code. All severance payments will be reduced by applicable tax withholdings and payroll deductions. In the case of Mr. Munyan, amounts payable following the one-year anniversary of his termination date will be reduced by and to the extent of any earnings and other compensation received by him or accrued for his benefit for his services during the period following such one-year anniversary date.
Under our agreement with Mr. Munyan, we would also provide certain medical benefits if he becomes entitled to severance payments. Specifically, we would pay a portion of the premiums for his participation in the CSS-sponsored medical insurance program (on the same basis that we then pay a portion of the premiums for our active employees) for any period of time that he continues to participate in such program pursuant to his rights under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The maximum continuation period under COBRA is 18 months.
Under each the aforementioned agreements, our obligation to provide severance payments and medical benefits is conditioned upon the executive’s execution and delivery of a release of claims in favor of CSS and its affiliates.
We provide severance and medical benefits and outplacement services to Mr. Sorensen under a separation agreement we entered into with him in connection with the termination of his employment in May 2017. The severance benefits consist of a continuation of salary payments for one year at Mr. Sorensen’s annual base salary for fiscal 2017. All severance payments are reduced by applicable tax withholdings and payroll deductions. The medical benefits consist of reimbursement to Mr. Sorensen for a portion of the medical insurance premiums he pays for his post-employment participation in our medical insurance program. These medical benefits are provided for up to twelve months, and the reimbursement is equal to the company-paid portion of medical insurance premiums for active employees. We provide tax reimbursement payments to Mr. Sorensen for the income and payroll taxes he incurs on the medical benefits, and we pay for the cost of services provided to Mr. Sorensen by an outplacement services firm. As required as a condition to receiving benefits under the separation agreement, Mr. Sorensen has executed and delivered a release of claims in favor of CSS and its affiliates.
Severance Pay Plan for Senior Management (“SPP”)
Our named executive officers may be eligible to receive severance payments and medical benefits under the SPP. Under the SPP, an eligible executive may receive severance payments and medical benefits if his or her employment is terminated by CSS unless such termination is “for cause” or due to the death or disability of the executive.
Under the SPP, any of the following may be a basis for termination “for cause”: violation of CSS’ policies; insubordination; abuse of other employees; theft; dishonesty; criminal acts; willful neglect of job responsibilities; significantly deficient job performance that reflects a willful failure to follow CSS’ communications regarding a required performance improvement; committing acts detrimental to CSS, its affiliates, its employees or its customers; or engaging in a business or activity which is the same as, similar to, or competitive with that engaged in or developed for later implementation by CSS.
Additionally, the SPP provides that unless otherwise determined by the Human Resources Committee, an executive would not be eligible to receive severance payments or medical benefits if: the executive voluntarily resigns or retires; CSS discovers following the executive’s last date of employment that the executive engaged in conduct during or after the executive’s period of employment that would support termination for cause; the executive’s employment is terminated after the executive was offered and refused to accept a comparable job (as defined in the SPP); or the executive qualifies for severance pay under an individual employment contract that exceeds the severance pay available to the executive under the SPP.
Under the SPP, if an eligible executive’s employment is terminated other than for cause or due to his or her death or disability, in the absence of any contrary determination by the Human Resources Committee, the executive will be eligible to receive severance payments based on his or her years of continuous service with CSS, in accordance with the following formula:
Weeks of severance pay provided under the SPP

Years of continuous service	Number of weeks of severance pay
0 up to 2 years	26
Over 2 years up to 5 years	39
Over 5 years	52 (the maximum allowance)
All severance payments under the SPP are paid in installments over the period of time reflected in the table above and according to CSS’ normal payroll schedule. In order to receive severance payments under the SPP, an executive must execute and deliver a release of claims in favor of CSS and its affiliates. Severance payments under the SPP are determined based on the executive’s weekly rate of salary in effect on his or her last date of employment. Severance payments under the SPP are reduced by all applicable federal, state and local tax withholding requirements.
Medical benefits under the SPP are available to an executive who both qualifies for severance payments under the SPP and elects health care continuation coverage under COBRA. Medical benefits under the SPP consist of reimbursement for up to 12 months of medical insurance premiums (less normal employee premium contributions) paid by the executive for post-employment participation in company-sponsored medical insurance programs. The SPP also provides a tax reimbursement payment equal to the income and payroll taxes the executive incurs solely with respect to such medical insurance premium reimbursements.

Except as otherwise noted below, the following table shows the amount of severance payments and medical benefits that would have been provided to each named executive officer if: that executive’s employment had been terminated (other than for cause or due to death or disability) on March 31, 2017, the executive otherwise satisfied all conditions precedent to the receipt of severance payments and medical benefits and, in the case of benefits provided under the SPP, the Human Resources Committee did not make a determination to increase or reduce the benefits otherwise provided for in the SPP. Mr. Paccapaniccia does not appear in the table below because he was not employed with us on March 31, 2017, and he was not eligible to receive, and did not otherwise receive, severance payments or medical benefits following his resignation.
Severance pay and benefits available under the SPP or individual agreements

Name	Severance payments ($)	Estimated medical benefits ($)	Estimated tax reimbursements on medical benefits ($)
C.J. Munyan(1)	1,283,316	37,818	—
J.M. Roselli(2)	175,000	12,606	8,687
D.F. McHugh(2)	179,429	18,909	6,427
C.B. Edwards(2)	425,000	19,680	8,248
W.G. Kiesling(2)	371,302	25,212	10,796
C.L. Farley(2)	121,661	4,356	2,131
C.A. Sorensen(3)	288,502	25,176	10,796
________________________

(1)
Reflects aggregate severance payments and estimated medical benefits that would have been provided to Mr. Munyan in installments over the course of 24 months (18 months with respect to medical benefits) under his employment agreement(tax reimbursements would not be provided thereunder), assuming that Mr. Munyan would not receive, or have accrued for his benefit, any earnings or compensation for his services as an employee or independent contractor during the period from April 1, 2018 to March 31, 2019. The severance payments otherwise payable during such period would be reduced by and to the extent of any such earnings or compensation. The conditions applicable to such severance payments and the timing for such payments are described under Severance Agreements. Because his employment agreement provides for severance pay in excess of that which would otherwise be provided under the SPP, Mr. Munyan would not have received severance payments or medical benefits under the SPP.

(2)
Reflects aggregate severance payments and estimated medical benefits and tax reimbursements that would have been provided to the executive in installments over a specified number of months under the SPP. The number of months, which is determined by position and years of service, would be twelve for Messrs. Edwards and Kiesling, nine for Mr. McHugh and six for Mr. Roselli and Ms. Farley. In the case of Mr. Edwards and Ms. Farley, the severance payments would be provided under the severance provisions of, respectively, Mr. Edwards’ employment agreement and Ms. Farley’s offer letter (which provide for severance payments equal in amount to those that would otherwise be provided under the SPP), and the medical benefits would be provided under the SPP.

(3)
Reflects aggregate severance payments and estimated medical benefits and tax reimbursements that are being provided to Mr. Sorensen over the course of twelve months under his separation agreement. In addition to the amounts shown in the table, CSS may pay $3,500 for outplacement services for Mr. Sorensen.

Change of Control
Change of Control Severance Pay Plan for Executive Management
Certain of our named executive officers may be eligible to receive benefits under our COC Plan. Under the COC Plan, eligible executives may receive severance pay and medical benefits if: (a) a change of control occurs, and (b) upon or within two years after the change of control event, (i) the executive’s employment is terminated for any reason other than “for cause,” or (ii) the executive terminates his or her employment for “good reason.” Under the COC Plan:

•
A “change of control” occurs upon: the sale or other disposition of all or substantially all of the assets of CSS; a merger or consolidation of CSS with another corporation where the stockholders of CSS, immediately prior to such transaction, do not beneficially own, immediately after such transaction, shares having more than 50% of the voting power for the election of directors; or the possession by any person of more than 50% of the voting power of CSS’ outstanding securities, other than as a result of: (i) the death of a stockholder, or (ii) a transaction in which CSS becomes a subsidiary of another corporation in which the stockholders of CSS immediately prior to the transaction, hold, immediately after the transaction, more than 50% of the voting power to elect the directors of such other corporation.

•
The following constitute grounds for termination “for cause”: (i) conviction of a felony; (ii) willful and gross neglect of job responsibilities; (iii) willful misconduct in connection with performing job responsibilities resulting in material damage to CSS; or (iv) willful failure to substantially perform duties (not due to physical or mental illness).

•
An executive may terminate his or her employment for “good reason” based upon the occurrence of any of the following upon, or within two years after, a change of control event: (i) material diminution of authority, duties, responsibilities or base compensation of the executive or the supervisor to whom the executive is required to report; or (ii) material change in the geographic location at which the executive must provide services.

An executive may receive benefits under the COC Plan only if the conditions described above are satisfied, and the executive signs and delivers a release of claims that includes non-competition and non-solicitation covenants. An executive is not eligible to receive benefits under the COC Plan if: (i) he or she has an employment contract providing for severance payments in excess of those that he or she would be eligible to receive under the COC Plan, or (ii) he or she elects to receive severance benefits under another severance pay plan.
Severance pay available under the COC Plan is equal to: (a) a multiple of the executive’s “adjusted compensation” plus (b) a pro-rata portion (based on the executive’s period of employment during the fiscal year in which his or her employment terminates) of the incentive compensation that the executive would have earned at the “target” opportunity level under our bonus program for the fiscal year in which the executive’s employment terminates. An executive’s adjusted compensation is equal to the executive’s annual base salary as of his or her last date of employment, plus his or her average annual bonus during the three fiscal years prior to the fiscal year in which the executive’s employment terminates. Severance payments available under the COC Plan are equal to two times adjusted compensation for our chief executive officer and 1.5 times adjusted compensation for all other executives eligible to receive benefits under the COC Plan. Under the COC Plan, severance pay will be paid in a cash lump sum payment within sixty days after an executive’s qualifying termination event, except that severance pay will be delayed as necessary to avoid adverse consequences under Section 409A of the Code.
Medical benefits are available under the COC Plan if an executive entitled to receive severance pay under the COC Plan elects health care continuation coverage under COBRA. Available medical benefits consist of reimbursement for a period of up to 18 months of a portion of the monthly COBRA premiums paid by him or her, and a tax reimbursement payment equal to the income and payroll taxes he or she incurs solely with respect to such COBRA premium reimbursements. Monthly COBRA premiums are reimbursed on the same basis that we then pay a portion of the insurance premiums for active employees participating in our medical insurance programs. Reimbursements related to COBRA premiums and the tax reimbursement payments thereon will be paid on a monthly basis under the COC Plan.

Change of Control Provisions under the 2013 Stock Plan and the 2004 Stock Plan
All of the stock options and RSUs held by our named executives as of March 31, 2017 were granted under the 2013 Stock Plan or the 2004 Stock Plan. These awards are summarized under Outstanding Equity Awards at Fiscal Year End – March 31, 2017.
Upon the occurrence of a change of control event specified in the 2013 Stock Plan or the 2004 Stock Plan, as applicable, all outstanding performance-based stock option awards that were unearned or otherwise unexercisable at the time of such event would become earned and exercisable automatically, and all outstanding performance-based RSU awards that were unearned or otherwise unvested at the time of such event would become earned and vested automatically. Further, unless the Human Resources Committee were to determine otherwise: service-based stock option awards that were unexercisable at the time of such event would become exercisable automatically upon the occurrence of such event, and service-based RSU awards that were unvested at the time of such event would become vested automatically upon the occurrence of such event.
Events constituting a change of control under the aforementioned stock plans are generally as follows: the sale or other disposition of all or substantially all of the assets of CSS; the dissolution or liquidation of CSS; a merger or consolidation of CSS with another corporation where the stockholders of CSS, immediately prior to such transaction, will not beneficially own, immediately after such transaction, shares having more than 50% of the voting power for the election of directors; or the possession by a person that was not a CSS stockholder on the effective date of the relevant stock plan, of more than 50% of the voting power of CSS’ outstanding securities, other than as a result of: (i) the death of a stockholder, or (ii) a transaction in which CSS becomes a subsidiary of another corporation in which the stockholders of CSS immediately prior to the transaction, hold, immediately after the transaction, more than 50% of the voting power to elect the directors of such other corporation.
Summary of Payments and Benefits in Connection with a Change of Control
The table that follows shows the following with regard to each of our named executives as of March 31, 2017: (a) the severance pay, medical benefits and tax reimbursement payments that the executive would receive if the executive’s employment was terminated on such date under circumstances qualifying the executive to receive benefits under the COC Plan, unless otherwise indicated; (b) the value associated with the executive’s stock options that were unearned and/or unexercisable on such date becoming earned and exercisable based on the occurrence on such date of a change of control; and (c) the value associated with the executive’s RSUs that were unearned and/or unvested on such date becoming earned and vested based on the occurrence on such date of a change of control. Messrs. Paccapaniccia and Sorensen are not included in the table because they are no longer employed by CSS.

Summary of payments and benefits available in connection with a change of control

	COC Plan			COC Provisions of 2013 Stock Plan and 2004 Stock Plan
Name	Severance pay ($)	Medical benefits ($)	Estimated tax reimbursements on medical benefits ($)	Value of stock options that would become earned and exercisable on a COC(1) ($)	Value of RSUs that would become earned and vested on a COC(2) ($)
C.J. Munyan	2,773,979	37,818	20,244	54,600	992,736
J.M. Roselli	525,000	37,818	26,061	—	—
D.F. McHugh(3)	179,429	18,909	6,427	—	70,243
C.B. Edwards	1,222,429	29,520	12,371	14,140	292,896
W.G. Kiesling	1,150,067	37,818	16,195	22,750	338,904
C.L. Farley	580,471	13,068	6,393	—	168,480
_________________________

(1)
Reflects the number of shares of CSS common stock underlying option awards that would become earned and exercisable multiplied by the difference between the closing market price of CSS common stock on March 31, 2017 of $25.92 per share and the exercise price of the option award.

(2)	Reflects the number of shares underlying RSU awards that would become earned and vested multiplied by the closing market price of CSS common stock on March 31, 2017 of $25.92 per share.

(3)
At March 31, 2017, Mr. McHugh was not eligible to receive benefits under the COC Plan because he was not serving as Chief Financial Officer at that time. The severance payments, medical benefits and tax reimbursements shown in the table reflect the benefits he would have been eligible to receive under the SPP if his employment were terminated on such date in connection with a change of control. These benefits would be provided in installments over a period of nine months.

Nonqualified Deferred Compensation
Vested account balances under the Deferred Compensation Plan and the SERP generally are payable within 60 days following a participant’s last date of employment with CSS, except that payment will be delayed as necessary to avoid adverse consequences under Section 409A of the Code. If a named executive’s employment with CSS had terminated on March 31, 2017 for any reason, that executive’s vested account balances under the Deferred Compensation Plan and the SERP, as applicable, would become payable to the executive within 30 days (under the Deferred Compensation Plan) or 60 days (under the SERP) after the executive’s last day of employment, except that payment would be delayed as necessary to avoid adverse consequences under Section 409A of the Code. Each named executive’s vested account balance under the Deferred Compensation Plan and the SERP as of March 31, 2017 appears under Nonqualified Deferred Compensation – Fiscal 2017.

DIRECTOR COMPENSATION – FISCAL 2017
The table below provides information regarding the compensation provided for the fiscal year ended March 31, 2017 to each of our non-employee directors for service on our Board.
Director Compensation – Fiscal 2017

Name	Fees earned or paid in cash ($)	Stock awards(1)($)	Total ($)
Scott A. Beaumont	71,185	48,781	119,966
Robert E. Chappell	84,185	48,781	132,966
Elam M. Hitchner, III	76,685	48,781	125,466
Rebecca C. Matthias	216,185	265,400	481,585
Harry J. Mullany, III(2)	8,625	—	8,625
William Rulon-Miller	63,685	48,781	112,466
__________________________

(1)
Reflects the grant date fair value of $26.54 per share (computed in accordance with FASB ASC Topic 718) for RSUs granted to each non-employee director on August 2, 2016. On that date, 10,000 RSUs were awarded to Ms. Matthias, our Board Chair, and 1,838 RSUs were awarded to each of our other non-employee directors other than Mr. Mullany, who was not a member of the Board at the time. Subject to the satisfaction of service-based vesting conditions, these RSUs will vest on July 31, 2017, except that vesting will be accelerated upon a change of control. Upon vesting, each RSU will be converted automatically into one share of CSS common stock. Prior to vesting, dividend equivalents are accrued, and all accrued dividends are paid in cash at the time of vesting. Dividend equivalents are factored into the grant date fair value. Assumptions used to determine the grant date fair value are set forth in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017. The aggregate number of stock awards outstanding as of such date for each of our non-employee directors was: 20,000 for Ms. Matthias, none for Mr. Mullany, and 1,838 for each of the remaining non-employee directors.

(2)	Mr. Mullany joined our Board on February 6, 2017.
Our Board determines the form and amount of compensation provided to our non-employee directors. On an annual basis, our Board reviews director compensation and implements any desired changes. Any such changes are effective from and after the date of our Annual Meeting of Stockholders. In making director compensation determinations during fiscal 2017, our Board considered the recommendations of the Human Resources Committee and the results of a director compensation study prepared by F.W. Cook at the request of the Human Resources Committee.
During fiscal 2017, cash fees were provided to our non-employee directors according to the fee schedule below, except that the annual fee for service on the Board was $57,500 prior to August 2, 2016, when the Board determined to reduce it to $52,500, which is the amount shown in the fee schedule below:
Annual Fees Provided for Service on the Board and its Committees ($)

	Board	Audit Committee	Human Resources Committee	Nominating and Governance Committee	Executive Committee
Board member(1)	52,500	—	—	—	—
Committee member(2)	—	7,500	5,000	4,000	3,000
Board Chair / Committee Chair(3)	150,000	22,500	15,000	12,000	6,000

(1)	Applies to all Board members, including the Board Chair.

(2)	These fees do not apply to the Committee Chair, unless the Board Chair serves as Committee Chair.

(3)	The Committee Chair fees do not apply if the Board Chair serves as Committee Chair.

Attendance fees are paid to our non-employee directors at the rate of $1,500 per meeting ($750 for telephonic meetings less than one hour in duration) only if and to the extent that the number of meetings attended in a fiscal year exceeds an applicable threshold number of meetings, as shown below:

Board/Committee	Threshold
Board	12 meetings
Audit Committee	7 meetings
Human Resources Committee	7 meetings
Nominating and Governance Committee	5 meetings
Executive Committee	2 meetings
No attendance fees were paid for fiscal 2017 because the threshold number of meetings was not exceeded for the Board or for any Committee of the Board.
Equity compensation was provided during fiscal 2017 in the form of RSUs having a grant date fair value of $48,781 for each non-employee director other than the Board Chair, and approximately $265,400 for the Board Chair, Ms. Matthias. The terms of these grants are described in Note 1 to the director compensation table above. These RSUs were granted under the 2013 Stock Plan after our stockholders approved an amendment thereto allowing non-employee directors to participate in such plan. Our full Board determines the form, amount and timing of grants to non-employee directors under the 2013 Stock Plan. Ms. Matthias did not participate in the decision with regard to the RSUs granted to her during fiscal 2017.
Prior to fiscal 2017, equity compensation was provided to non-employee directors under our now-expired 2011 Stock Option Plan for Non-Employee Directors (the “2011 Stock Plan”), which provided for an annual, automatic grant to each non-employee director of nonqualified stock options to purchase 4,000 shares of CSS common stock at an exercise price equal to the closing price per share of CSS common stock on the grant date specified in the 2011 Stock Plan. The 2011 Stock Plan expired on December 31, 2015, and the last grants under such plan took place in November 2015. Options previously granted under the 2011 Stock Plan have a five-year term and become exercisable in four equal installments on each of the first four anniversaries of the grant date. These installments are cumulative and exercisable during the remainder of the term of the option.
The table below shows the aggregate number of shares of CSS common stock underlying all option awards held as of March 31, 2017 by each of our non-employee directors. All of these option awards were issued under the 2011 Stock Plan.
Shares underlying option awards held by directors as of March 31, 2017

Director	Shares underlying outstanding options (#)
Scott A. Beaumont	16,000
Robert E. Chappell	16,000
Elam M. Hitchner, III	12,000
Rebecca C. Matthias	16,000
Harry J. Mullany, III	—
William Rulon-Miller	—

PROPOSAL 2 – APPROVAL OF OUR MANAGEMENT INCENTIVE PROGRAM, AS AMENDED
The Proposal
At the Meeting, our stockholders will vote on a proposal to approve the CSS Industries, Inc. Management Incentive Program (“MIP”), as amended and restated effective as of April 1, 2017. Our stockholders last approved our MIP at our 2013 Annual Meeting of Stockholders. We are seeking re-approval of the MIP, as amended and restated effective as of April 1, 2017, so that we will continue to have the ability to grant incentive awards under the MIP that qualify as “qualified performance-based compensation” exempt from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally requires re-approval of the material terms of the performance goals under an incentive program such as the MIP every five years in order for a company to continue to have the ability to grant awards that qualify as qualified performance-based compensation under Section 162(m) of the Code; however, since the amendments to the MIP include certain changes to the performance criteria for which a performance goal may be based (as described below), the MIP, as amended and restated effective April 1, 2017, is being submitted to our stockholders for a vote at the Meeting. The material terms for which approval is being sought include the performance criteria used to determine whether such awards intended as qualified performance-based compensation under Section 162(m) of the Code will be paid, the eligibility requirements for such awards, and the maximum amount that may be paid to any participant under the MIP.
The MIP was originally adopted by the Human Resources Committee of our Board on April 17, 2007. The MIP was amended by the Human Resources Committee on June 3, 2008 to add the flexibility for the Human Resources Committee to make incentive awards under the MIP that qualify for the qualified performance-based compensation exemption under Section 162(m) of the Code and approved by our stockholders at our 2008 Annual Meeting of Stockholders. Prior to the current amendment and restatement of the MIP, the MIP was last amended and restated effective as of March 19, 2013.
On May 1, 2017, our Human Resources Committee approved (subject to stockholder approval at the Meeting) the current amendment and restatement of the MIP, which amends the MIP to: (i) expand the list of performance criteria for which a performance goal may be based to include cost reduction goals, budget comparisons, budget and expense management, internal rate of return, gross margins, operating margins, debt-to-capital ratio, pre-tax profit, expenses and expense targets, working capital, productivity ratios, operating efficiency, net borrowing, enterprise value, accounts receivables, sales outstanding, customer satisfaction and charge-offs; (ii) provide that any performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted to include or exclude any items otherwise includable or excludable under GAAP; (iii) expand the list of adjustments that can be included as an adjustment to the performance criteria if they take place during the performance period to include changes in tax laws, severance, contract termination or other costs relating to certain business activities and such other specified income, revenue, costs or expenses as determined by the Human Resources Committee in establishing the performance goals; (iv) provide additional flexibility for the Human Resources Committee to determine whether a participant must be employed during the entire performance period to be eligible for an award; (v) provide additional flexibility for the Human Resources Committee to set performance periods that are shorter or longer than twelve months; (vi) provide flexibility for awards to be payable after the end of the two and half month period that follows the end of the performance period; (vii) provide that the Human Resources Committee may permit or require the deferral of performance awards, subject to the requirements of Section 409A of the Code; and (viii) provide that all awards under the MIP are subject to any applicable clawback or recoupment policies that are adopted by the Board or the Human Resources Committee or as otherwise required by applicable law. These amendments apply to performance periods beginning on or after April 1, 2017. The Human Resources Committee recommended to our Board on May 1, 2017 that the MIP be submitted for re-approval by the stockholders at the Meeting so that incentive awards may continue to be granted as qualified performance-based compensation under Section 162(m) of the Code.

The MIP provides for the award of cash bonuses to our executive officers and our other key employees, as well as those of our subsidiaries, based on the attainment of certain performance goals. Our Board believes that the MIP furthers our compensation structure and strategy and encourages results-oriented actions on the part of executive officers and other key employees. Our Board believes that our interests, as well as the interests of our stockholders, will be advanced if we have the ability to continue to structure incentive awards under the MIP to qualify for the exemption from the $1,000,000 deduction limit under Section 162(m) of the Code.
If our stockholders approve this proposal, the MIP, as amended and restated effective as of April 1, 2017, will be effective and the Human Resources Committee will have the ability to continue to grant qualified performance-based compensation awards under the MIP that are intended to meet the requirements of Section 162(m) of the Code. Section 162(m) of the Code permits us to deduct qualified performance-based compensation in excess of $1,000,000 in any taxable year to our Chief Executive Officer and certain of our other executive officers, if, among other things, the material terms of the performance goals have been approved by our stockholders.
If our stockholders do not approve this proposal, the MIP will continue as in effect prior to its amendment and restatement; however, the Human Resources Committee will not be able to grant awards under the MIP that qualify for the qualified performance-based compensation exemption under Section 162(m) of the Code on and after the date of our 2018 Annual Meeting of Stockholders nor will the Human Resources Committee be able to grant awards using any of the performance criteria that was added to the MIP as part of the April 1, 2017 amendment and restatement. Further, if the stockholders do not approve this proposal, any incentive awards to our officers and to our other key employees, as well as those of our subsidiaries, that were conditioned on stockholder approval of the MIP at the Meeting (as described below)will not be payable to such executive officers and other key employees, regardless of whether the awards would otherwise be earned.
The material terms of the MIP, as amended and restated effective as of April 1, 2017, are summarized below. A copy of the MIP, as so amended and restated, is attached to this Proxy Statement as Appendix A. This summary of the MIP is not intended to be a complete description of the MIP and is qualified in its entirety by the actual text of the MIP, to which reference is made.
Our board unanimously recommends a vote “for” the proposal to approve the Management Incentive Program, as amended and restated.
Types of Awards.    The MIP provides that incentive awards may be granted that qualify as qualified performance-based compensation under Section 162(m) of the Code. In addition to such awards, the Human Resources Committee may grant awards under the MIP that do not qualify as such; provided, however, that in no event may an award be granted under the MIP in substitution or replacement of an award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code. If our stockholders do not approve this proposal, we will not be able to issue incentive awards under the MIP that qualify for exemption from the $1,000,000 deduction limitation under Section 162(m) of the Code on and after our 2018 Annual Meeting of Stockholders and no incentive awards may be granted under the MIP that includes any of the performance criteria that was added to the MIP as part of the April 1, 2017 amendment and restatement. All incentive awards payable under the MIP are paid entirely in a lump sum in cash.
Administration.    The MIP is administered and interpreted by the Human Resources Committee, which has the power to (i) select participants for the MIP, (ii) determine the terms and conditions of each award, including without limitation the amount of cash, if any, to be paid to each participant, (iii) establish the performance objectives for any performance period in accordance with the terms of the MIP and certify whether such performance objectives have been obtained, (iv) establish and amend rules and regulations relating to the MIP, and to make all other determinations necessary and advisable for the administration of the MIP, (v) adopt subplans to the MIP, and (vi) correct any defect, supply any omission or reconcile any inconsistency in the MIP or any award. The determinations of the Human Resources Committee are made in its sole discretion and are final, binding and conclusive. The Human Resources Committee presently consists of Elam M. Hitchner, III, Robert E. Chappell, Rebecca Matthias and Harry J. Mullany, III, each of whom is an outside director of CSS for purposes of Section 162(m) of the Code.

Eligibility for Participation.    Our Human Resources Committee determines, in its sole discretion, which of our employees are eligible to participate in the MIP for a performance period. Our executive officers are eligible to receive awards under the MIP. In addition, any of our other key employees, as well as those of our subsidiaries, will be eligible to receive an award under the MIP if designated by the Human Resources Committee as eligible to participate in the MIP for a particular performance period. Approximately 672 employees are eligible to participate in the MIP, although in actual practice, awards are generally limited to employees at the manager level and higher. Approximately 120 employees have been selected to participate in the MIP for our 2018 fiscal year.
Awards and Performance Goals.    Prior to the beginning of each performance period, or soon thereafter, the Human Resources Committee will establish in writing the performance objective or objectives that must be satisfied in order for a participant to receive an award for that performance period under the MIP. In addition, at that time, the Human Resources Committee will also specify in writing the performance period during which the performance will be measured; the portion of the incentive awards that will be payable upon the full, partial or over-achievement of specified performance objectives for that performance period; and any other conditions that the Human Resources Committee deems appropriate and consistent with the MIP and Section 162(m) of the Code, with respect to any incentive award that is intended to constitute qualified performance-based compensation under Section 162(m) of the Code. The performance period for which performance goals will be measured under the MIP will generally be based on our fiscal year, which is the period beginning on April 1 and ending on March 31 of the following year. The Human Resources Committee may also provide for performance periods that will be over a lesser or longer period.
For incentive awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the performance objectives will be objectively determinable and based upon one or more of the following criteria, as determined by the Human Resources Committee for the applicable performance period: the price of our common stock, earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), operational cash flow, after-tax or pre-tax profits, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, limiting the level in, or increase in all or a portion of, our assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, cost reduction goals, budget comparisons, budget and expense management, internal rate of return, gross margins, operating margins, debt-to-capital ratio, pre-tax profit, expenses and expense targets, working capital, productivity ratios, operating efficiency, net borrowing, enterprise value, accounts receivables, sales outstanding, customer satisfaction, charge-offs or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. Performance goals may be established on a corporate-wide basis or with respect to one or more of our subsidiaries, products of any subsidiary, division or other operational unit of us or our subsidiaries, as determined by the Human Resources Committee; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Any performance criteria that are financial metrics may be determined in accordance with GAAP or may be adjusted to include or exclude any items otherwise includable or excludable under GAAP.
The Human Resources Committee may provide, at the time the performance goals are established for incentive awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Human Resources Committee, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries; (ii) the impairment of tangible or intangible assets; (iii) stock-based compensation expense; (iv) extraordinary, unusual or infrequently occurring events reported in our public filings; (v) restructuring activities reported in our public filings; (vi) investments, dispositions or acquisitions; (vii) gain or loss from the disposal of certain assets; (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt; (ix) changes in tax laws or accounting principles that become effective during the performance period; (x) severance, contract termination or other costs relating to certain business activities; or (xi) such other specified income, revenue, costs or expenses as determined by the Human Resources Committee in establishing the performance goals. Any adjustment may relate to us, any of our subsidiaries, or any of our subsidiaries’ divisions or other operational units, and any adjustments will be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Human Resources Committee at the time the performance goals are established. Adjustments will also be made as necessary to any performance criteria related to our common stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting our common stock.
In addition, the performance goals for incentive awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code will satisfy the other requirements of qualified performance-based compensation of Section 162(m) of the Code, including the requirement that the achievement of the goals be substantially uncertain at the time they were established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. For awards that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, performance goals, as well as adjustments and timing requirements, that are different from, or additional to, those described above may be utilized, as determined by the Human Resources Committee. The performance objectives for a particular performance period need not be the same for all participants.
Maximum Incentive Award.    The maximum incentive award that may be paid in any fiscal year under the MIP to any participant is $2,000,000.
Payment of Incentive Awards.    Following the end of the performance period, the Human Resources Committee will certify and announce to the participants the incentive awards that will be paid by us. Failure to satisfy the performance goals for the performance period will result in no payment of the incentive award to the participant. To the extent practical, incentive awards will generally be paid in a lump sum cash payment within two and one half months after the close of the performance period, provided, that in no event will a payment be made for a performance period later than by December 31 of the calendar year in which the last day of the performance period occurs.
Reduction in Awards.    The Human Resources Committee has the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any participant under the MIP based on individual performance or any other factors that the Human Resources Committee, in its sole discretion, deems appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized under the MIP. In no event will the Human Resources Committee have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals for incentive awards that are intended to constitute qualified performance-based compensation under Section 162(m) of the Code.
Employment Requirement.    Unless the Human Resources Committee determines otherwise, a participant must remain continuously employed by us or one of our subsidiaries through the last day of the performance period for which the award relates. Prior to the April 1, 2017 amendment and restatement of the MIP, the Human Resources Committee was required to determine any exceptions to the continuing employment requirement at the time the performance goals were established.
Deferrals. The April 1, 2017 amendment and restatement of the MIP provides that the Human Resources Committee may permit or require a participant to defer receipt of the payment of an award that would otherwise be payable to such participant under the MIP, subject to the requirements of Section 409A of the Code.
Clawback/Recoupment. The April 1, 2017 amendment and restatement of the MIP provides that all awards under the MIP will be subject to any applicable clawback or recoupment policies that are implemented by the Board or the Human Resources Committee or as otherwise required by applicable law.
Amendment and Termination of the MIP.    The MIP will continue until the Board or the Human Resources Committee amends, suspends, discontinues or terminates the MIP, which may occur at any time, in the sole discretion of the Board or the Human Resources Committee; provided, however, with respect to awards intended as qualified performance-based compensation, the provisions relating to such in the MIP must be reapproved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders approved the MIP, if required by Section 162(m) of the Code or the regulations thereunder, and that no such incentive award will be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify such incentive award under the MIP as qualified performance-based compensation under Section 162(m) of the Code, to the extent that the applicable incentive award is intended to so qualify.
Awards Under the MIP.    On May 1, 2017, our Human Resources Committee approved, subject to stockholder approval of the MIP, as amended and restated effective as of April 1, 2017, certain incentive awards under the MIP relating to our fiscal year ending March 31, 2018. If our stockholders do not approve this proposal, these awards (for which information is provided in the table below) will not be payable under the MIP.
NEW PLAN BENEFITS
Management Incentive Program
New plan benefits

Name and Position	Threshold($)	Target ($)	Maximum ($)
Christopher J. Munyan	91,629	458,144	916,287
President and Chief Executive Officer
John M. Roselli	39,200	196,000	392,000
Executive Vice President–Finance and Chief Financial Officer
David F. McHugh	17,165	85,827	171,654
Vice President - Finance (and former interim Chief Financial Officer)
Carey B. Edwards	49,028	245,140	490,280
Executive Vice President–Sales
William G. Kiesling	31,813	159,066	318,132
Vice President–Legal and Licensing and General Counsel
Cara L. Farley	21,503	107,516	215,032
Senior Vice President–Marketing and Product Development
Executive Group	258,373	1,291,865	2,583,731
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	632,427	3,162,135	6,324,269
Below is additional information relating to the awards shown in the New Plan Benefits table above:

1.	The performance period is our 2018 fiscal year, which began on April 1, 2017 and will end on March 31, 2018.

2.
Each award has two components: one for which payouts, if any, will be determined by the level of Adjusted EBITDA (as hereinafter defined) attained by CSS in fiscal 2018, and (ii) one for which payouts, if any, will be determined by the level of net sales attained by CSS in fiscal 2018. The amounts shown in the table are weighted at approximately 71% and 29% for the Adjusted EBITDA and net sales components, respectively. Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, as adjusted to reflect certain adjustments approved by the Human Resources Committee when it approved the awards. These adjustments include stock-based compensation expense and specified types of gains, losses, expenses and costs that are extraordinary, unusual or non-recurring.

3.
Payouts under each component require the attainment by CSS in fiscal 2018 of at least the minimum “threshold” levels of Adjusted EBITDA and net sales specified by the Human Resources Committee when it approved the awards. There will be no payouts under a component if the threshold level for that component is not met. If the threshold for a component is exceeded, the payout under that component will be determined by the extent to which the threshold has been exceeded. Payouts at the target and maximum levels for a component require the attainment of progressively higher levels of Adjusted EBITDA or net sales, as applicable, in each case as determined by the Human Resources Committee when it approved the awards.

4.
No payouts will be made under either component unless and until the Human Resources Committee certifies the actual level of attainment under such component for fiscal 2018. It is not possible at this time to determine if there will be payouts under either component, or the amount of any such payouts.

Restrictions on Awards and Transfers; No Right of Employment.    A participant’s right and interest under the MIP may not be assigned or transferred. The granting of any incentive award does not create any rights in the participant with respect to his or her continued employment with us or one of our subsidiaries.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, THEIR FEES AND
THEIR ATTENDANCE AT THE ANNUAL MEETING
The Audit Committee of our Board engaged KPMG as our independent registered public accountants to audit our financial statements for our fiscal year ended March 31, 2017. We expect representatives of KPMG to attend the Meeting. These representatives will be given an opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions from our stockholders.
The audit fees paid or payable to KPMG for each of our fiscal years ended March 31, 2017 and 2016, and the fees billed by KPMG for other services in each of those fiscal years, were as follows:
Independent registered public accounting firm fees

Type of Fee	2017	2016
Audit Fees	$1,009,000	$908,500
Audit-Related Fees	—	—
Tax Fees	360,000	129,061
All Other Fees	1,780	1,650
Total	$1,370,780	$1,039,211
Audit Fees
We paid audit fees for fiscal 2017 and 2016 for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, and the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. The fiscal 2017 audit fees also include fees for procedures and a consent letter related to the registration of our deferred compensation obligations under our Deferred Compensation Plan.
Tax Fees
Tax fees for fiscal 2017 and 2016 related to tax compliance services, including assistance with tax return preparation, and tax consulting.
All Other Fees
All other fees for fiscal 2017 and 2016 were for a subscription to an accounting research tool.
We paid no fees in fiscal 2017 or 2016 for products and services provided by KPMG other than the services referred to above.
AUDIT COMMITTEE REPORT
Management is responsible for the preparation of our consolidated financial statements, maintaining effective internal control over financial reporting, compliance with laws and regulations and ethical business conduct. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with applicable auditing standards and for expressing an opinion on whether those financial statements present fairly in all material respects our financial position, results of operations and cash flows, in conformity with United States generally accepted accounting principles. The independent registered public accounting firm is also responsible for performing an audit (in accordance with applicable auditing standards) of, and expressing an opinion on the effectiveness of, our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has reviewed and discussed with management our audited consolidated financial statements, and management has represented to the Audit Committee that these financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee has also discussed the audited consolidated financial statements with the independent registered public accounting firm, and the Audit Committee has discussed with that firm the matters required to be discussed under Auditing Standard No. 16 of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent registered public accounting firm that firm’s independence.
The Audit Committee has met with our internal audit staff and our independent registered public accounting firm, with and without management present, and discussed the results of their examinations, their evaluations of our internal controls, and the quality of our financial reporting. The Audit Committee has considered the results of management’s assessment of, and the results of the independent registered public accounting firm’s audit of, the effectiveness of our internal control over financial reporting, and the Audit Committee has held discussions with management and the independent registered public accounting firm concerning such results.
Based upon the Audit Committee’s review of the audited consolidated financial statements and the results of its discussions with management, internal audit staff and the independent registered public accounting firm described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC.
AUDIT COMMITTEE
Robert E. Chappell, Chair
Scott A. Beaumont
Elam M. Hitchner, III
William Rulon-Miller

PROPOSAL 3 – RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
At the Meeting, our stockholders will vote on a proposal to ratify the selection by the Audit Committee of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2018. Although the submission to our stockholders of the selection of KPMG is not required by law or our bylaws, the Audit Committee believes it is appropriate to submit this matter to our stockholders to enable our stockholders to express their views with regard to the Audit Committee’s selection.
The vote on this matter is advisory. Our Audit Committee retains the sole authority to select and replace our independent registered public accounting firm at any time. If our stockholders do not ratify the selection of KPMG, the Audit Committee may reconsider whether or not to retain KPMG, but still may retain KPMG. Even if our stockholders ratify the selection of KPMG, our Audit Committee retains the authority to select another firm to serve as our independent registered public accounting firm, if it believes that it would be in the best interests of our stockholders to do so.
Our Board unanimously recommends a vote “for” ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation paid to our named executive officers for our fiscal year ended March 31, 2017, as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission.
At our Annual Meeting of Stockholders held on June 23, 2011, our stockholders voted in favor of conducting such advisory votes on the compensation we provide to our named executive officers once every year. Since that time, we have conducted these votes annually and intend to do so in the future, though we will consider the results of the vote by our stockholders on the frequency of future advisory votes that will occur at the Meeting.
Pertinent information on the compensation paid to our named executive officers for fiscal 2017 can be found in the compensation tables, the narrative information accompanying those tables and in the Compensation Discussion and Analysis included in this proxy statement. Below is the resolution that will be presented to our stockholders for a vote at the Meeting:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers for the fiscal year ended March 31, 2017, as disclosed in this proxy statement pursuant to the requirements of Item 402 of Regulation S-K, including the compensation tables, the narrative information accompanying those tables and the Compensation Discussion and Analysis.”
Although this vote is advisory, the Human Resources Committee values the input of our stockholders on our executive compensation program and intends to consider the results of the vote on this proposal in making future executive compensation determinations.
As discussed in the Compensation Discussion and Analysis, the Human Resources Committee of our Board has designed our executive compensation program to address multiple objectives: providing compensation that is appropriately competitive to attract and retain executive talent; incentivizing the achievement of performance goals; encouraging the aggregation and maintenance of equity ownership; and aligning executive and stockholder interests. Our Board and the Human Resources Committee of our Board believe that the Company’s executive compensation program for fiscal 2017 was designed appropriately to address these objectives.
Our Board unanimously recommends a vote “for” approval, on an advisory basis, of the compensation paid to our named executive officers in fiscal 2017, as disclosed in this proxy statement.

PROPOSAL 5 – ADVISORY VOTE ON FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
At the Meeting, our stockholders will vote, on an advisory basis, on the frequency of holding future advisory votes to approve the compensation paid to our named executive officers (i.e., the frequency of holding a stockholder vote on a “say-on-pay” proposal similar to Proposal 4 above). Stockholders may vote to have a “say-on-pay” proposal presented to the stockholders for a vote once every “1 year,” “2 years” or “3 years.” Stockholders will also have the opportunity to abstain from voting on this proposal.
We are required to present this proposal, commonly referred to as a “say-on-frequency” proposal, under applicable provisions of the Securities Exchange Act of 1934 and corresponding SEC regulations. Although the vote is advisory, our Board values the opportunity to receive the advice of our stockholders on the frequency of holding future advisory votes on the compensation paid to our named executive officers. While our Board believes that, consistent with the Company’s current practice, it is appropriate to hold such “say-on-pay” votes once every year, our Board intends to consider the results of the vote in determining the frequency of holding future “say-on-pay” votes.
Our Board unanimously recommends a vote in favor of holding future advisory votes on the compensation paid to our named executive officers once every “1 year.”

CSS will provide to each person solicited, without charge except for exhibits, upon written request, a copy of its Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedule, as filed with the SEC for the fiscal year ended March 31, 2017. Requests should be directed to CSS Industries, Inc., Attention: Corporate Secretary, 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462.

ALL STOCKHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTION FORMS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT JUNE 23, 2017.

Appendix A
CSS INDUSTRIES, INC.
MANAGEMENT INCENTIVE PROGRAM
(As amended and restated, effective as of April 1 2017)
SECTION 1. PURPOSE; DEFINITIONS. The purpose of the CSS Industries, Inc. Management Incentive Program, as may be amended from time to time, (the “Program”) is to enable CSS Industries, Inc. (the “Company”) and its subsidiaries to motivate and reward favorable performance by the Company’s executive officers and other key employees of the Company and its subsidiaries by providing such individuals with the opportunity to receive cash bonus payments based upon the achievement of pre-established and objective performance goals for each fiscal year. The Program, which initially became effective on April 17, 2007 and was subsequently amended and restated effective as of March 19, 2013, is being amended and restated effective for Performance Periods beginning on or after April 1, 2017. Performance Periods beginning prior to April 1, 2017 are governed by the terms of the Program as in effect prior to the date of this amendment and restatement.
For purposes of the Program, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:
(a) “Award” means a cash bonus under the Program.
(b) “Board” means the Board of Directors of the Company, as constituted from time to time.
(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.
(d) “Committee” means the Human Resources Committee of the Board or such other committee appointed by the Board for purposes of the Program, provided that the Human Resources Committee or such other committee shall consist of members of the Board who are not employees of the Company or any subsidiary or affiliate thereof and, with respect to matters relating to Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, who qualify as “outside directors” under Section 162(m) of the Code.
(e) “Fiscal Year” means the period beginning on April 1 and ending on March 31 (or such other period that the Board subsequently determines to constitute the Company’s Fiscal Year).
(f) “Participant” means the executive officers of the Company and any other key employee of the Company or any Subsidiary selected by the Committee, in its sole discretion, to participate in the Program for a specified Performance Period.
(g) “Performance Period” means each Fiscal Year or another period as designated by the Committee.
(h) “Subsidiary” means a subsidiary of the Company.
SECTION 2. ADMINISTRATION OF PROGRAM. The Committee shall administer and interpret the Program, provided, that, the Program will not be interpreted in a manner that causes an Award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee shall have the power, from time to time, to: (i) select Participants; (ii) determine the terms and conditions of each Award, including without limitation the amount of cash, if any, to be paid to each Participant; (iii) establish the performance objectives for any Performance Period in accordance with Section 3 hereof and certify whether such performance objectives have been obtained; (iv) establish and amend rules and regulations relating to the Program, and to make all other determinations necessary and advisable for the administration of the Program; (v) adopt subplans to the Program, and (vi) correct any defect, supply any omission or reconcile any inconsistency in the Program or any Award.

Nothing in the Program shall be deemed to limit the ability of the Committee to grant Awards to Participants under the Program which are not intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code and which are not exempt from the limitations thereof; provided, however, that in no event may an Award be granted in substitution or replacement of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

All decisions made by the Committee pursuant to the Program shall be made in the Committee’s sole and absolute discretion and shall be final and binding on the Participants and the Company and its Subsidiaries. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Program other than as a result of such individual’s willful misconduct.
SECTION 3. AWARDS.
(a) Eligibility. The Committee shall designate the Participants who shall be eligible to participate in the Program for a Performance Period.
(b) Performance Criteria. The Committee shall establish the performance objective or objectives in writing that must be satisfied in order for a Participant to receive an Award for that Performance Period, which shall be established before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. In addition, at that time the Committee will also specify in writing the Performance Period during which the performance will be measured, the portion of Awards that will be payable upon the full, partial or over-achievement of specified performance objectives for that Performance Period, and any other conditions that the Committee deems appropriate and consistent with the Program and Section 162(m) of the Code, with respect to any Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code. Except with respect to an Award that is not intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, such performance objectives shall be objectively determinable and based upon one or more of the following criteria, as determined by the Committee for the applicable Performance Period (subject to adjustment in accordance with Section 3(c) below): the price of the Company’s stock, earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), operational cash flow, after-tax or pre-tax profits, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, limiting the level in, or increase in all or a portion of, the Company’s assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, cost reduction goals, budget comparisons, budget and expense management, internal rate of return, gross margins, operating margins, debt-to-capital ratio, pre-tax profit, expenses and expense targets, working capital, productivity ratios, operating efficiency, net borrowing, enterprise value, accounts receivables, sales outstanding, customer satisfaction, charge-offs, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. Any performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted to include or exclude any items otherwise includable or excludable under GAAP; provided that, for avoidance of doubt, with respect to Awards that are not intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, performance criteria include any of the above criteria, as well as any other objective or subjective criteria that the Committee in its discretion shall determine.
Performance goals may be established on a Company-wide basis or with respect to one or more Subsidiaries, products of any subsidiary, division or other operational unit of the Company or its Subsidiaries, as determined by the Committee; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. For Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals shall satisfy the requirements of “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they were established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The performance objectives for a particular Performance Period need not be the same for all Participants.

(c) Adjustments to Performance Criteria. The Committee may provide, with respect to Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, at the time the performance goals are established in accordance with Section 3(a) or at any time with respect to any Award that is not intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (v) restructuring activities reported in the Company’s public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, (ix) changes in tax laws or accounting principles that become effective during the Performance Period, (x) severance, contract termination or other costs relating to certain business activities, or (xi) such other specified income, revenue, costs or expenses as determined by the Committee in establishing the performance goals.
Any adjustment described in this Section 3(c) may relate to the Company, any Subsidiary or to any subsidiary, division or other operational unit of the Company or its Subsidiaries, as determined by the Committee at the time the performance goals are established or at any time with respect to any Award that is not intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance goals are established. Notwithstanding the foregoing, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.
(d) Maximum Award Amount Payable. The maximum amount payable hereunder to a Participant for any Fiscal Year will not exceed $2,000,000.
(e) Payment Conditioned on Continued Employment. Unless the Committee determines otherwise, no Participant will be entitled to any payment hereunder, and no Award hereunder will be deemed to be earned, with respect to any particular Performance Period unless such Participant has remained continuously employed by the Company or its Subsidiaries through the last day of the Performance Period for which the Award relates.
(f) Negative Discretion. Notwithstanding anything else contained herein to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant hereunder based on individual performance or any other factors that the Committee, in its sole discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized hereunder. In no event shall the Committee have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals for Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code.
SECTION 4. PAYMENT. To the extent that the Committee determines at the time of grant to qualify an Award as performance-based compensation under Section 162(m) of the Code, no Award shall be payable except upon written certification by the Committee following the Performance Period that the performance goals have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an Award have been satisfied. If the performance goals have not been satisfied for such Performance Period such Awards shall be forfeited. If the Committee does not determine at the time of grant to qualify an Award as performance-based compensation under Section 162(m) of the Code, no Award shall be payable except upon determination by the Committee that the performance objective or objectives have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an Award have been satisfied. Payment hereunder will be made as soon as practicable after the Committee certification or determination referenced above is completed. To the extent practicable, the Committee shall seek to complete the certification or determination referenced above so that any payment hereunder for a particular Performance Period will be made no later than 2 1/2 months following the last day of the Performance Period to which the Award relates; provided, that, in no event shall a payment be made for a Performance Period later than by the December 31 of the calendar year in which the last day of the Performance Period occurs.

SECTION 5. GENERAL PROVISIONS.
(a) Amendment and Termination. The Program shall continue until the Board or the Committee amends, suspends, discontinues or terminates the Program, which may occur at any time, in the sole discretion of the Board or the Committee; provided, however, with respect to Awards intended as “qualified performance-based compensation,” the Program must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders approved the Program, if required by Section 162(m) of the Code or the regulations thereunder, and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Participants as “qualified performance-based compensation” under Section 162(m) of the Code.
(b) Unsecured Creditor Status. A Participant entitled to payment hereunder shall rely solely upon the unsecured promise of the Company and its Subsidiaries and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company or its Subsidiaries, or in which the Company or its Subsidiaries may have any right, title, or interest, nor or at any time in the future.
(c) Non-Assignment of Awards. The Participant shall not be permitted to sell, transfer, pledge or assign any amount payable pursuant to the Program or an Award, provided that the right to payment of an Award earned hereunder may pass by will or the laws of descent and distribution.
(d) Separability. If any term or condition of the Program shall be invalid or unenforceable to any extent or in any application, then the remainder of the Program, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.
(e) Continued Employment. Neither the adoption of the Program nor the execution of any document in connection with the Program will: (i) confer upon any employee of the Company or a Subsidiary any right to continued employment with the Company or such Subsidiary, or (ii) interfere in any way with the right of the Company or such Subsidiary to terminate the employment of any of its employees at any time.
(f) Incapacity. If a Participant is unable to care for his or her affairs because of illness or accident, the Committee, in its sole discretion, may determine to pay any amount due such Participant under the Program to his or her legal representatives, administrators, or assigns or any other person claiming under or through such Participant, and any such payment shall be a complete discharge of the Company’s and its Subsidiaries’ obligations hereunder.
(g) Withholding. The Company and its Subsidiaries, as the case may be, shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the payment of any Award as it may deem necessary or appropriate, in its sole discretion.

(h) Compliance with Section 409A of the Code. The Program is intended to comply with the short-term deferral rule set forth in the regulations under Section 409A of the Code, in order to avoid application of Section 409A to the Program. If, and to the extent that, any payment under this Program is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, this Program shall be administered so that such payments are made in accordance with the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may permit or require a Participant to defer receipt of the payment of an Award that would otherwise be payable to a Participant under the Plan. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals, which rules and procedures shall be consistent with the applicable requirements of Section 409A of Code, including without limitation (i) payments shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a change of control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a payment is made except in accordance with Section 409A of the Code, and (v) any deferred Award that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.
(i) Clawback/Recoupment. All Awards under the Program shall be subject to any applicable clawback or recoupment policies implemented by the Board or the Committee, as in effect from time to time, or as otherwise required by applicable law, including, but not limited to, if required under The Dodd-Frank Wall Street Reform and Consumer Protection Act, The Sarbanes-Oxley Act of 2002 or any other applicable law.
(j) Governing Law. The Program and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

ANNUAL MEETING OF STOCKHOLDERS OF CSS INDUSTRIES, INC.
AUGUST 1, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CSS INDUSTRIES, INC.

The undersigned hereby appoints Scott A. Beaumont, Robert E. Chappell and Rebecca C. Matthias, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of CSS Industries, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Valley Forge Hotel, 480 North Gulph Road, King of Prussia, Pennsylvania 19406 on Tuesday, August 1, 2017, at 9:30 a.m. (local time) and any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder with respect to the Election of Directors and with respect to each of the other Proposals. This Proxy will be voted in the discretion of the holders of this Proxy upon such other matters as may properly come before the annual meeting or any adjournments thereof. If directions are not provided by the undersigned stockholder, this Proxy will be voted as recommended by the Board of Directors with respect to each Proposal.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

Ù PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Ù

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held August 1, 2017:
The notice, proxy statement and annual report are available at:
http://www.viewproxy.com/CSSIndustries/2017

Please mark votes as in this example ☒

The Board of Directors recommends a vote “FOR” each of the nominees in Proposal 1, “FOR” Proposals 2, 3 and 4, and for “1 Year” on Proposal 5.

1. Election of Directors:				2. Approval of the Management Incentive Program, as amended.
Nominees:	FOR	AGAINST	ABSTAIN	☐ FOR ☐ AGAINST ☐ ABSTAIN
01 Scott A. Beaumont	☐	☐	☐	3. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.
02 Robert E. Chappell	☐	☐	☐
03 Elam M. Hitchner, III	☐	☐	☐	☐ FOR ☐ AGAINST ☐ ABSTAIN
04 Rebecca C. Matthias	☐	☐	☐	4. Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers for the fiscal year ended March 31, 2017.
05 Harry J. Mullany, III	☐	☐	☐
06 Christopher J. Munyan	☐	☐	☐	☐ FOR ☐ AGAINST ☐ ABSTAIN
07 William Rulon-Miller	☐	☐	☐	5. Advisory vote on the frequency (i.e., once every “1 year”, “2 years,” or “3 years”) of holding future advisory votes on the compensation paid to our named executive officers.

☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)	Date _______________________________________________

Signature ___________________________________________

Signature ___________________________________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐		Please indicate if you plan to attend this meeting ☐
CONTROL NUMBER
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Ù PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Ù

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PROXY VOTING INSTRUCTIONS
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(
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